Exhibit 10.1

PORTFOLIO PURCHASE AND SALE AGREEMENT

THIS PORTFOLIO PURCHASE AND SALE AGREEMENT, dated as of September 28, 2015 (this “Agreement”), is entered into by and between Quality Companies, LLC, formerly dba Quality Equipment Sales, an Indiana limited liability company, and Quality Equipment Leasing, LLC, dba Quality Equipment Sales, a Delaware limited liability company, with a principal office at 9702 E. 30th Street, Indianapolis, IN 46229 (collectively “Seller”), and 19th Capital Group, LLC, a Delaware limited liability company, with its principal office at 9702 E. 30th Street, Indianapolis, IN 46229 (“Purchaser”).

W I T N E S S E T H:

WHEREAS, Seller is a provider of transportation and logistics services and, in the ordinary course of Seller’s business, Seller, as lessor or lender, enters into lease and finance agreements with independent owners-operators, as lessees or borrowers (together, collectively, “Independent Operators”), for the lease or finance of delivery vehicles (“Vehicles”) which meet defined specifications for the delivery of certain products;

WHEREAS, Seller has agreed to sell and assign to Purchaser and Purchaser has agreed to purchase and accept the assignment of Seller's right, title and interest in, to and under certain of Seller’s lease agreements and finance agreements and the Vehicles subject to the lease agreements and finance agreements identified on Attachment 1 to Exhibit A hereto (each, a “Transaction” and, collectively, the “Transactions”), including without limitation the lease agreements, schedules, maintenance funds, right to insurance, and Titles (“Titles”) to the leased Vehicles (each a “Transaction Document” and collectively, the “Transaction Documents”), and

NOW, THEREFORE, in consideration of the agreements and covenants contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, agree as follows:

ARTICLE I

PURCHASE AND SALE

Section 1.1                      Agreement to Purchase and Sell.  In reliance upon the representations and warranties set forth herein and the Assignment (as defined in Section 1.4 hereof), and subject to the fulfillment of any conditions precedent to  this Agreement and the Assignment respectively, Seller shall sell, assign, transfer and set over to Purchaser, and Purchaser shall purchase from Seller, all right, title and interest (but not obligations) of Seller in and to: (i) all Transactions identified on Attachment 1 to Exhibit A hereto (collectively, the “Portfolio of Transactions”), (ii) all Transaction Documents related to the Portfolio of Transactions, (iii)  the Vehicles subject to the Portfolio of Transactions, (iv) all rights and remedies of the lessor, lender, secured party, payee, beneficiary, seller or creditor under and in the Portfolio of Transactions, however, designated, (v) all payments due and to become due on and after September 1, 2015 (the “Cut-Off Date”) under the Portfolio of Transactions, together with all end of term rights, residual values of the Vehicles, and payments options (collectively, the “Payments”), and (vi) all proceeds of all of the foregoing, including insurance proceeds. The property interests and rights described in the preceding clauses (i) through (vi) are with respect to the Transactions collectively referred to as the “Assigned Property.”  THE ASSIGNMENT UNDER THIS AGREEMENT IS INTENDED TO BE (AND SHALL BE TREATED) AS A TRUE SALE OF THE ASSIGNED PROPERTY CONVEYED HEREIN AND SHALL NOT BE CONSTRUED AS AN EXTENSION OF CREDIT BY PURCHASER TO SELLER.

Section 1.2                      Purchase Price.

(a)           The purchase price (the “Purchase Price”) shall be calculated at closing per each Transaction based upon the present value of all remaining lease payments, including residual amounts, discounted using a discount rate of twelve percent (12%) for fleet transactions and ten percent (10%) for owner/operator transactions (the “Discount Rate”).  At the time of closing, Seller shall produce a chart to be attached to the Assignment as Attachment 1, which will reflect for each Transaction the payment history, remaining lease payments, and residual amounts, if any.  For purposes of this calculation with respect to the variable rate lease finance agreements contained in the Portfolio of Transactions, if any, Seller and Purchaser shall agree upon a minimum fixed base lease payment amount and residual value for purposes of discounting a minimum guaranteed payment stream and calculating a purchase price and the mileage on each vehicle.  The total Purchase Price shall be set forth in the Assignment to be executed by the parties on or prior to the applicable Closing Date.

The Purchase Price assumes that the Payments set forth on Attachment 1 to  the Assignment are true and correct as of the applicable Closing Date and pursuant to Section 2.1 below, Seller represents and warrants that all of the information set forth on Attachment 1 to the Assignment is true, complete and correct, and if such information proves to be inaccurate or incorrect Seller shall upon demand pay to Purchaser the amount by which the actual Payments are less than the amounts set forth on Attachment 1.

(b)           At the closing of the sale of the Transactions pursuant hereto (“Closing”, and the date of such Closing, the “Closing Date”), Purchaser shall pay the Purchase Price to Seller or its agent, as directed by Seller in writing, in readily available funds. At Closing, Seller shall produce applications to transfer the Titles to Purchaser or its designated agent, evidence of transfer of insurance in the Vehicles to Purchaser, and the original Transaction Documents relating thereto in accord with Section 2.1 below.  For all Transactions for which Titles are not readily available for the subject Vehicles at Closing, Seller is allotted thirty (30) days to satisfy the covenants of Seller set forth in Sections 2.1(c)v, xvii, and xxv below, including transfer of the Titles to all Vehicles which are subject of the Transactions to Purchaser or its designated agent, transfer of all rights to insurance on said Vehicles and the transfer of the original lease or finance documents for the Transactions to Purchaser.  If Seller fails to satisfy the covenants set forth above for all Transactions in which Title is not readily available within thirty (30) days, Seller shall immediately upon demand from Purchaser (at Purchaser’s option) repurchase such Transactions at the Repurchase Price as defined in Section 5.2 below.

2

Section 1.3                      No Assumption of Obligations or Liabilities.  EXCEPT AS EXPRESSLY PROVIDED FOR IN THIS AGREEMENT OR IN ANY OTHER WRITTEN AGREEMENT BETWEEN THE PURCHASER AND SELLER, ALL OBLIGATIONS, DUTIES, RESPONSIBILITIES AND LIABILITIES OF SELLER UNDER THE TRANSACTION DOCUMENTS OR ANY OTHER AGREEMENTS BETWEEN SELLER AND ANY OBLIGOR, WHETHER TO BE PERFORMED PRIOR TO OR AFTER THE APPLICABLE CLOSING DATE, SHALL REMAIN WITH SELLER AND CONTINUE TO BE SELLER’S OBLIGATIONS.

Section 1.4                      Acquisition of Transactions.  At closing, Seller shall execute and deliver to Purchaser an Assignment identifying the Portfolio of Transactions which shall be subject to and incorporate all of the terms and conditions of this Agreement (except as otherwise expressly set forth therein) and shall be in form of Exhibit A attached hereto and incorporated reference herein (the “Assignment”).  All terms, conditions, representations, warranties, covenants and recourse obligations of Seller and Purchaser set forth in this Agreement shall govern the acquisition by Purchaser from Seller of all Transactions and the related Assigned Property that is the subject of the Assignment.

ARTICLE II

REPRESENTATIONS AND WARRANTIES

Section 2.1                      Representations and Warranties of Seller.  Seller hereby makes, as of the date of this Agreement and as of the Closing Date, and on the later of (i) the date that each Transaction File is delivered to Purchaser or (ii) the date on which the Purchase Price is released to Seller in accordance with Section 1.2(b) above, the following representations, warranties and covenants to Purchaser:

(a)           Organization, Power and Qualification.

(i)           Seller is a Delaware limited liability company, duly organized, validly existing and in good standing under the laws of the State of Delaware, and is duly licensed and qualified to engage in its regular course of business in each jurisdiction in which the character of its properties or the nature of its activities requires such qualifications, except where the failure to be so qualified, licensed or in good standing would not affect the enforceability of any Transaction or Transaction Document or any rights and remedies related to the other Assigned Property.

(ii)           Seller has full power and authority to enter into this Agreement and the Assignment and to take any action and execute any documents required by the terms hereof and thereof.  The execution, delivery and performance of this Agreement and the transactions contemplated hereby have been properly approved by Seller (including approval by the Board of Directors (or a duly authorized committee of the Board of Directors) of Celadon Group, Inc.) following disclosure of all material facts and information (including the fact that certain officers and/or directors of Seller and/or Celadon Group, Inc. are also owners, managers and/or officers of Purchaser).  This Agreement and the transactions contemplated hereby have been properly disclosed in accordance with all applicable laws, including any public disclosure required by applicable securities laws to which Celadon Group, Inc. and/or its affiliates may be subject.

3

(iii)           Each of this Agreement and the Assignment has been duly authorized by all necessary corporate proceedings of Seller, has been duly and validly executed and delivered by Seller, and are legal, valid and binding obligations of Seller, enforceable against Seller in accordance with the terms hereof and thereof.

(iv)           No consent, approval, authorization, order, registration or qualification of, or with, any person, or of, or with, or notice to, including, without limitation, a notification under the Hart-Scott-Rodino Antitrust Improvement Act of 1976, as amended, any court or regulatory authority or other governmental body having jurisdiction over Seller (collectively, “Governmental Authorities”), the absence of which would adversely affect the legal and valid execution, delivery and performance by Seller of this Agreement, the Assignment, or the documents and instruments contemplated hereby or thereby, or the taking by Seller of any actions contemplated herein or therein, is required.  The sale of Transactions contemplated in this Agreement and the Assignment complies with all applicable bulk sale laws.  Notwithstanding the foregoing, Seller shall be solely responsible for the procurement, to the extent necessary, of all approvals and consents with respect to the transactions contemplated herein from Governmental Authorities and shall bear all responsibility and/or liability resulting from any failure to procure any said approvals and/or consent and/or any failure to comply with any applicable bulk sales laws.

(v)           Seller has not violated the Workers Adjustment and Retaining Act (the “WARN Act”).  Notwithstanding the generality of the foregoing, Seller shall be solely responsible for complying with and shall bear all responsibility and/or liability resulting from any failure to provide required notice or any other violation of any term or requirement of the WARN Act, as amended, as a result of the transactions contemplated herein and in the Assignments.

(vi)           Neither the execution and delivery of this Agreement, the Assignment,  the consummation of the transactions contemplated hereby or thereby, nor the fulfillment of or compliance with the terms and conditions of this Agreement or the Assignment by Seller, conflict with or result in a breach of or a default under any of the terms, conditions or provisions of any legal restriction (including, without limitation, any judgment, order, injunction, decree or ruling of any court or governmental authority, or any federal, state, local or other law, statute, rule or regulation) or any material covenant or agreement or instrument to which Seller is now a party, or by which Seller or any of Sellers’ property is bound, nor does such execution, delivery, consummation or compliance violate or result in the violation of the Articles of Incorporation, By-laws or any other organizational document or agreement of Seller.

(vii)           The sales and purchases contemplated by this Agreement and any Assignment will each be made in the ordinary course of the business of Seller and shall not constitute a sale of all or substantially all of the assets of Seller.

4

(viii)           The principal executive office of Seller is the address stated with respect to Seller in the recitals above.

(ix)           No action, arbitration, investigation, litigation, or suit (whether civil, criminal, administrative, investigative, or informal) is pending or threatened challenging the lawfulness of the transactions contemplated herein and/or seeking to prevent or delay the transactions contemplated herein.

(b)           Accuracy of Information.  All information, in whatever form provided by Seller to Purchaser concerning the Lessees, the Transactions and the Assigned Property related thereto, including, without limitation: (i) the legal names and addresses of Lessees, (ii) the amount, due dates and monthly payment stream of payments due under Transaction Documents, as applicable (iii) variable payment rates and fixed price purchase options due under the Transaction Documents, as applicable, (iv) descriptions of Transaction Documents, (v) stated residual values, (vi) cash flows, (vii) delinquencies, and (viii) the amount of any security deposits, advance payments or other collateral (collectively “Collateral”) held by Seller as security for Transaction obligations, have been provided with the knowledge that Purchaser has been induced to enter into this Agreement and to execute any Assignment and to purchase each Transaction on the terms agreed upon in reliance on such information, and Seller warrants that all such information is accurate and correct in all material respects and that Seller has not withheld any material adverse information.

(c)           Transaction Representations.  Each Transaction sold, transferred and assigned to Purchaser hereunder meets each and every of the following criteria (and such Transactions are referred to, collectively, as “Eligible Transactions” and each, individually, as an “Eligible Transaction”):

(i)           Each Transaction and Transaction Document is genuine and represents a valid absolute and unconditional obligation of each lessee, borrower, guarantor, pledgor and/or each other party named therein or which is obligated to make all Payments on any Transaction or Transaction Document (each, an “Obligor”) under such Transaction (except for Payments that are identified on the applicable Schedule A as being booked residuals that are payable at the option of the Obligor), and each such Transaction Document is and shall continue to be valid, binding and enforceable against each Obligor in accordance with the terms thereof, except as such enforcement may be limited by (A) applicable bankruptcy, insolvency, reorganization, moratorium or similar laws, now or hereafter in effect, relating to or affecting the rights, powers, privileges, remedies or interests of creditors generally, (B) rules or principles of equity affecting enforcement of obligations generally, whether at law, in equity or otherwise, or (C) the exercise of the discretionary powers of any court or other authority before which a proceeding may be brought seeking equitable remedies, including, without limitation, specific performance and injunctive relief (each, a “Bankruptcy Exception”).  As of  the date of each Assignment, Seller has no knowledge that the enforcement of any right or remedy with respect to any Obligor, Transaction, Vehicle, Collateral or other Assigned Property is limited or otherwise affected by (or threatened to be limited or affected by) any Bankruptcy Exception.

5

(ii)           Each Transaction Document contains an unconditional obligation of each Obligor to pay all amounts set forth therein, and is and shall continue for the full term thereof to be, in all respects, free from dispute, set off, defense, counterclaim or recoupment of any kind, and is and shall continue to be non-cancelable for the duration of its term.

(iii)           Each Transaction was originated by Seller in the ordinary course of Seller’s business in connection with the lease and/or financing of one or more new or used Vehicles intended for commercial or other business use, and the cost of all Vehicles and all costs, fees and expenses incurred by Seller in connection with each such Transaction and any Transaction Document have been paid.

(iv)           Seller was, at the time such Transaction was originated, duly licensed, if necessary, and qualified and in good standing to engage in its regular course of business in each jurisdiction in which the character of its properties or the nature of its activities then required such qualification, except where the failure to have been so qualified, licensed or in good standing would not affect the enforceability of any Transaction or of any Transaction Document, and Seller had full and legal power and authority to enter into such Transaction.

(v)           Seller has delivered to Purchaser at Closing the sole and exclusive original or sole original counterpart of each Transaction Document; to the extent, if any, that the “original” counterpart of a Transaction Document delivered by Seller is a fax, then in accordance with applicable law and the terms of such Transaction Document, such fax constitutes the only record of such Transaction Document and constitutes the original record thereof admissible in evidence pursuant to the best evidence rule in any jurisdiction where Purchaser may seek to enforce such Transaction Document.

(vi)           The Transaction Documents are in the forms previously provided to Purchaser, and there are no modifications to such forms except as disclosed to Purchaser in a marked copy of such form showing any changes made to the approved form or in a separate amendment or rider.

(vii)           The terms and conditions contained in the Transaction Documents correctly reflect the entire agreement between the parties thereto and there are no other written agreements or representations, nor any oral agreements by Seller, in connection therewith.

(viii)           As of the Closing Date, each Obligor who has a payment owing has made at least one (1) timely monthly payment, exclusive of advance payments, and no Transaction is delinquent for more than forty-five (45) days in the payment of any amount due thereunder.

(ix)           Except as set forth on Attachment 1 to the Assignment, Seller has not, directly or indirectly, in any way extended or otherwise restructured the payment terms or any other term or condition of any Transaction Document or made any extension or other accommodation to any Obligor for purposes of changing or beneficially affecting the delinquency status of any Transaction.

6

(x)           Attachment 1 to the Assignment correctly reflects, as of the applicable Closing Date, for each Transaction, the name of each Obligor, the dollar amount of the periodic installments (whether denominated as  rent, principal, interest or otherwise), the number of periodic installments remaining to be paid on such Transactions, the due date of each Payment, the total Payments payable, the age of the Vehicle, the mileage of the Vehicle, the end of term purchase option and/or estimated residual value, if any, of the Vehicle with respect to each Transaction, and whether the Transaction is the original or replacement lease with respect to the Vehicle and, in the case of a replacement lease, the total number, including the present Independent Operator, of Independent Operators that have leased and operated the Vehicle, and any other material information reasonably required by Purchaser.

(xi)           Except as set forth on Attachment 1 to the Assignment, as of the applicable Closing Date, no Payment or other amount due on a Transaction after the applicable Cut-off Date has been prepaid.

(xii)           Each Transaction Document complies with all applicable state, federal, local and other laws, rules, regulations and requirements in effect as of the applicable Closing Date with respect to the creation of such obligations, the billing or collection of discounts, fees or similar charges, the amount of interest or other charges which may be collected and the disclosure of discounts, fees, interest or other charges, except where the failure to so comply would not have a material adverse effect on the enforceability of the Transaction Documents.

(xiii)           Each Transaction Document is in full force and effect, and there are no claims, suits, actions, arbitrations or other proceedings or governmental investigations, including, without limitation, any counterclaims or claims by any Obligor, pending, or, to the best of Seller’s knowledge, threatened, against Seller relating to any Transaction or the acquisition, collection or administration of any Transaction.  Seller has not received any notice of, nor to the best of Seller’s knowledge, is there any valid basis for any claim against, or assertion of liability against, Seller relating to any Transaction, or the acquisition, collection or administration thereof.  Seller has not been the subject of any proceeding, nor, to the best of Seller’s knowledge, has there been any investigation by or before any regulatory authority in connection with Seller’s business practices with respect to any Transaction, or the acquisition, collection or administration thereof.

(xiv)           All amounts payable to any broker, vendor or supplier with respect to each Transaction have been paid in full.

(xv)           All Vehicles leased or financed to the Obligors have been delivered to, and unconditionally accepted by, the Obligors and all vendors have been paid in full.

(xvi)           Seller owns the sole legal, record, and beneficial ownership interest in and title to, and has not previously assigned, sold or hypothecated any interest that it may have in or under, any Transaction, the Vehicle subject to each Transaction (or, in the event a Transaction is structured as a financing agreement, Seller has a valid security interest in the Vehicle subject to such Transaction), and/or other Assigned Property, and upon the consummation of the transactions contemplated hereby and the Assignment, Purchaser shall be vested with all right, title and interest of Seller in and under each Transaction and Transaction Document and the Vehicle subject to each Transaction free and clear of any Lien thereon and shall be entitled to all of the benefits due and owing to Seller (but, except as provided herein, none of the obligations) under the Transaction Documents.  As used herein, “Lien” means any mortgage, pledge, charge, disposition of title, encumbrance, lease, right of others, or security interest of any kind, including any of the foregoing arising under any conditional sales or other title retention agreement.

7

(xvii)           The Vehicle(s) relating to each Transaction is properly insured as required by the terms of the Transaction Documents either (a) by insurance obtained by the Obligor, self-insurance (if self-insurance is identified on the applicable Schedule A) (b) through a master policy of insurance, naming Seller and Seller’s assigns as loss payee and additional insured, or (c) by Seller causing such insurance to be in full force and effect for which Seller has made arrangements for Obligor to pay a property damage surcharge fee in the event that any Obligor fails to provide proof of insurance.  Seller shall transfer and assign all rights with respect to insurance coverage for the Vehicles at Closing.

(xviii)           As of the applicable Closing Date, all taxes, levies, imposts, duties, fees, or other  charges or assessments levied, imposed or assessed against each Transaction, Payment, and/or Vehicle(s) that is the subject of such Transaction at any time prior to the applicable Closing Date, including any interest, additions or penalties applicable thereto (collectively, “Taxes”) have been fully paid by Seller or by the Obligor, as the case may be, except to the extent that such Taxes are being contested in good faith and by appropriate and lawful proceedings diligently contested and for which adequate reserves or other appropriate provisions shall have been made, provided, however, that Seller shall indemnify Purchaser from any loss resulting from any such contest undertaken by Seller or any other party,  and all Taxes levied, imposed or assessed with respect to the period prior to the applicable Closing Date but which are not billed or payable prior to the Closing Date shall be paid by Seller or Seller shall cause the Obligor to pay same as and when due, except to the extent contested in good faith as described above.

(xix)           There are no oral or written agreements of any kind between Seller and any other person, company or entity (including, without limitation, brokers, vendors, Obligors and governmental bodies) which will or may adversely affect Purchaser’s rights, title, remedies and/or interests in or to any of the Transactions or any Assigned Property.

(xx)           All vehicles have been registered in accordance with the International Registration Plan (IRP) and International Fuel Tax Agreement (IFTA) programs.  Any sales tax triggered from this sale will be the responsibility of Seller.

(xxi)           Except to the extent required by bona fide “private label” leasing arrangements, Seller has not conducted business under any trade name, fictitious name or any other legal name.

8

(xxii)           No Obligor has a right under any Transaction Document or any other agreement to buy out or terminate a Transaction prior to the date that the final Payment is due as set forth on Attachment 1 to the Assignment with respect to the applicable Transaction.

(xxiii)           Seller has not received actual written notice from any Obligor of a bulk sale (or pending bulk sale) of such Obligor’s assets, or notice of any Obligor’s attempt to assign its rights under its Transaction Documents or sublease the Vehicles.

(xxiv)           Seller has made no warranties to Obligors under the Transactions or otherwise with respect to any Vehicle.

(xxv)           At and on the Closing Date, Seller will have the absolute right to sell and transfer all of the Assigned Property that is the subject of the Assignment in compliance with the representations and warranties set forth herein, and none of the applicable Transaction Documents or any agreement between Seller and any creditor or other third party contains a prohibition against such sale and assignment.

(xxvi)           Each Transaction is a lease or finance agreement for a motor vehicle, and Seller is the registered owner and holder of the applicable Title pending maturation of the Transaction.   An application to transfer title to and reflect Purchaser or its designated agent as owner will be filed and copies thereof delivered to Purchaser at Closing for all Transactions with Vehicles for which Seller has readily available Title, together with the existing titles in Seller’s name.  Seller shall deliver new Titles for these Vehicles to Purchaser naming Purchaser or its designated agent as owner and holder of title within sixty (60) days of Closing or, for those Transaction for which Title is not readily available, within ninety (90) days of Closing.

(xxvii)                      Seller represents and warrants that it has performed an inquiry on the name(s) of all Obligors (fictitious and otherwise), principals and guarantors as to their identification as a “specially designated national” as defined by the United States Treasury’s Office of Foreign Assets Control (OFAC) for the Transactions being sold to Purchaser hereunder, utilizing the most recently published OFAC list of Specially Designated Nationals and has determined that none of the Obligors are on that list.

(xxviii)                      Each Independent Operator that is the lessee with respect a Transaction meets Seller’s Risk Acceptance Criteria attached hereto and incorporated by reference herein as Exhibit B.

(d)           Agents.  Seller has engaged as its agent CTS Exchange, Inc. as Qualified Intermediary and has assigned its rights to equipment in this transaction to them under IRC Sec. 1031 exchange.

(e)           Brokers.  No person acting on behalf of Seller is or will be entitled to any brokers’ or finders’ fee or any other commission or similar fee, directly or indirectly, for the transactions hereunder or pursuant to any Assignment.

9

(f)           Knowledge.  For the purpose hereof, the term “to the best of Seller’s knowledge” means the actual knowledge, after reasonable inquiry and investigation, of the officers of Seller.

Section 2.2                      Representations and Warranties of Purchaser.  Purchaser hereby represents and warrants to Seller as follows:

(a)           Organization, Power and Qualification.

(i)           Purchaser is a Delaware limited liability company in good standing in the State of Delaware and is duly licensed and qualified to engage in the regular course of business in each jurisdiction in which the character of its properties or the nature of its activities requires such qualification, and has full power and authority to enter into this Agreement and to take any action and execute any documents required by the terms hereof and thereof.

(ii)           This Agreement has been duly authorized by all necessary proceedings of Purchaser, has been duly and validly executed and delivered by Purchaser, and sets forth legal, valid and binding obligations of Purchaser, enforceable against Purchaser in accordance with the terms hereof and thereof.

ARTICLE III

CONDITIONS TO PURCHASE

Section 3.1                      Conditions Precedent to Purchase.  Purchaser’s obligation to purchase the Transactions on the Closing Date is subject to the fulfillment or prior written waiver of each of the following conditions precedent, each in form and substance satisfactory to Purchaser (it being acknowledged that the parties contemplate signing this Agreement and closing the transactions contemplated hereby simultaneously):

(a)           Seller shall have duly executed and delivered to Purchaser an Assignment or Assignments for the Transactions being purchased at Closing, substantially in the form of Exhibit A attached hereto and the Service Agreement (as defined below) between the parties.

(b)           To the extent requested by Purchaser, Seller shall have made available to Purchaser for review the original Transaction Documents for each purchased Transaction, which shall consist of the following documents (collectively, the “Transaction File”):

(i)           the original lease agreement or lease finance agreement evidencing the Transaction, together with all original amendments, riders and supplements thereto identified on Attachment 1 to the Assignment;

(ii)           evidence of insurance with respect to each of the Vehicles which are the subject of the Transactions;

10

(iii)           copies of the Title for each of the Vehicles which are the subject of the Transactions showing Seller as the sole registered owner free and clear of any Liens;

(iv)           copies of documentation relating to the purchase of the Vehicles (and the related contract, if applicable) and invoices evidencing Seller ‘s title to the Vehicles; and

(v)           any other documents relating to any of the foregoing or otherwise evidencing a payment obligation under, providing security for, or otherwise relating to the Transaction.

(c)           At Closing, a final Excel based file is to be delivered by Seller to Purchaser with the following information included:

List of Fields required:
VIN#
Start Date
Security Deposit
Equip Cost / Amount Financed
Residual Amount
End of Term Option (FMV, $1 Out, PUT, etc.)
End of Term Amount ($1, $100)
Term (months)
# of Payments Remaining at time of Sale
Next Payment Due Date
Last Payment Due Date
Payment Frequency (Weekly, Monthly, Quarterly,
Annual, Various (Requires Payment Schedule)
Monthly Rent Amount

Renewals - Provide only if Transaction may go into Renewal
Renewal Start Date
Renewal Term
Renewal Payment Amount

Equipment - Please include 1 record for each asset
Equipment Description
Manufacturer
Model
New / Used
Equipment Cost

A template of the required file will be provided in advance of Closing by the Purchaser to the Seller.

11

(d)           To the extent requested by Purchaser, Seller shall have delivered to Purchaser, in computer readable form by Purchaser (together with original documents), all payment histories, collection data, monthly payment streams and other records in Seller’s data base or possession relating to each assigned Transaction, or shall provide Purchaser with electronic access to such information, including, without limitation, the following reports:

(i)	Cash Collected by Lease Internal
(ii)	Cash Collected by Lease External
(iii)	Delinquency Reports
(iv)	Settlement Deduct Reporting
(v)	Sale of Assets Reports – Monthly and Annually

(e)           Seller shall have delivered to Purchaser a copy of appropriate resolutions, certified by an authorized officer of Seller, as being true, correct and complete, and in form and substance satisfactory to Purchaser, authorizing the execution, delivery and performance of this Agreement and the Assignment(s) by Seller.

(f)           Seller shall not have suffered any material adverse change, nor shall any material adverse change be threatened, in the financial condition, business or operations of Seller since the date of Seller’s most recent financial statement delivered to Purchaser.

(g)           Seller shall have delivered to Purchaser and/or caused to be performed such other items that may be reasonably requested by Purchaser.

(h)           Seller shall have delivered to Purchaser, the Program Agreement, the Fleet Program Agreement, the Service Agreement, and the Reserve Account Agreement (in the forms attached hereto as Exhibits C-F, respectively) duly executed by Seller.

(i)           Seller shall have delivered to Purchaser evidence of payment by Seller of all Taxes (including transfer Taxes) that are owed as a result of the transactions contemplated herein and that Seller is obligated to collect from Independent Operators and/or valid sales/use/excise/transfer tax exemption certificates for any such Taxes.

(j)           Seller shall have delivered to Purchaser all consents and/or approvals required in connection with the transactions contemplated herein.

Section 3.2                      Delivery of Original Transaction Files.     Seller covenants and agrees that it shall deliver all original Transaction Files containing all of the original Transaction Documents (which may include faxes that comply with Section 2.1(c)(v) above) to Purchaser at Closing.

12

ARTICLE IV

COVENANTS OF SELLER

Section 4.1                      Seller shall comply with the following.

(a)           Seller shall, from time to time, do and perform any and all acts and execute any and all documents (including, without limitation, the execution, amendment or supplementation of any instrument of transfer, and the making of notations on the records of Seller and on certificates and other documents of title) as may be reasonably requested by Purchaser in order to effect the purposes of this Agreement and the Assignment and the sale contemplated hereunder and thereunder and to perfect and protect the interest of Purchaser in the Transactions that are the subject of the Assignment and the proceeds thereof against all persons whomsoever to the reasonable extent necessary to protect Purchaser’s interest.

(b)           Seller shall give Purchaser at least thirty (30) days’ prior written notice of any relocation of its state of formation or its chief executive office or change of name, and Seller shall at all times maintain its place of formation and its chief executive office within the United States.

(c)           To the extent not payable by an Obligor under any of the Transaction Documents, Seller agrees that it shall, if required by applicable law, pay and discharge or cause to be paid and discharged, all Taxes and fees (excluding any Taxes on Purchaser’s net income) which arise or accrue for any period prior to the applicable Closing Date in connection with the sale, lease, use or ownership of the Vehicles covered by an assigned Transaction, including filing any required personal property Tax rendition, and Seller further indemnifies and holds Purchaser harmless from and against all claims, losses and damages arising as a result of a breach by Seller of the foregoing agreement.

(d)           Seller shall only permit the return or repossession of any Vehicle or the modification of any Transaction Document after the applicable Closing Date, to the extent authorized by Purchaser or the Service Agreement (as defined below), and agrees to assist Purchaser, upon Purchaser’s request, in the enforcement of any of Purchaser’s rights and remedies under any Transaction Document.

(e)           Seller shall reasonably cooperate with Purchaser in causing all insurance procured by Seller and maintained on the Vehicle(s) which is the subject of any Transaction to be amended to name “Seller or its assigns” as loss payee and additional insured as their interest may appear or Seller shall charge a property damage surcharge to any Obligor that fails to provide proof of insurance.

(f)           Seller shall remit to Purchaser all Payments or other amounts owed to Purchaser pursuant to the Transaction Documents on a monthly basis in accord with the Service Agreement between the parties and notwithstanding the amounts actually paid by the Obligors.  Adjustments, if necessary, of the amount owed to Purchaser shall be made on a quarterly basis pursuant to the Service Agreement.

13

(g)           Seller, in its capacity as Servicer and pursuant to the terms of the Service Agreement, shall continue to hold and administer the maintenance fund which each Obligor pays into on a monthly basis, and arrange for the repair and maintenance of the Vehicles which are the subject of each Transaction.

(h)           Seller, in its capacity as Servicer and pursuant to the terms of the Service Agreement, shall repossess any Vehicle where the Obligor has ceased operation of the Vehicle for commercial delivery purposes, and, for no additional consideration, shall arrange for a new Obligor to enter into a new lease with respect to the Vehicle, which lease shall be in the name of Purchaser as lessor and shall be in form and substance acceptable to Purchaser in its discretion.  Placement of a new driver in a Vehicle subject to a Transaction assigned to and owned by Purchaser shall take priority on the part of Seller over placement of drivers in vehicles which are owned and operated by Seller.

(i)           Where Seller determines in accord with the provisions of the Service Agreement that the residual value of a Vehicle which is the subject of an expired or terminated Transaction is in excess of the net book value of the Vehicle subject to the expired or terminated Transaction, Seller may sell the Vehicle in question in accord with its normal business practices or, with the authorization of the Purchaser, re-lease the Vehicle.  One-half of any received sales proceeds in excess of the net book value shall be paid to Purchaser, and one-half of such proceeds shall be retained by Seller.

Section 4.2                      After the Closing Date, Seller, at Seller’s cost and for Purchaser’s benefit and account, shall bill, administer and service the Transactions, all in accordance with the terms and conditions set forth in the Service Agreement (the “Service Agreement”) being executed concurrently herewith by the Seller and the Purchaser. For so long as the Service Agreement or Section 5.1 below remains in effect: (a) Seller shall deliver to Purchaser within one hundred and twenty (120) days after the end of each fiscal year, such certified financial information as Purchaser shall reasonably request with respect to the administration of the Transactions and Vehicles which are the subject of the Transactions.  Seller also shall deliver to Purchaser such interim financial and business information as Purchaser may from time to time reasonably request; and (b) Seller shall not (i) change (A) its name or the address of its principal place of business, (B) the jurisdiction under whose laws it is organized as of the date hereof, or (C) the type of organization under which it exists as of the date hereof unless it shall have given Purchaser not less than sixty (60) days’ prior written notice of any such proposed change; (ii) permit the sale or transfer of any shares of its capital stock or of any ownership interest of the Seller to any person, persons, entity or entities (whether in one single transaction or in multiple transactions) which results in a transfer of a majority interest in the ownership and/or the control of the Seller from the person, persons, entity or entities who hold ownership and/or control of the Seller (“Change in Control”) as of the date of this Agreement without the prior written consent of Purchaser, which consent shall not unreasonably be withheld; or (iii) consolidate with or merge into or with any other entity if such event would have a material adverse effect on the financial or business condition of Seller, or (iv) sell, transfer or otherwise dispose of all or substantially all of its assets.

14

ARTICLE V

LIMITED RECOURSE; REPURCHASE; INDEMNIFICATION OBLIGATIONS.

Section 5.1                      Repurchase of Transactions; Limited Recourse

(a)           In the event of a breach of any of the representations, warranties, and/or covenants of Seller set forth in this Agreement which, if curable, is not cured within ten (10) business days after receipt of notice from Purchaser, Seller shall (upon demand from Purchaser, at Purchaser’s option), without first requiring Purchaser to proceed against any Obligor of any other person or the Vehicle(s) or any other Assigned Property or security, repurchase the Transaction(s) affected thereby and pay Purchaser in cash an amount equal to the Repurchase Price (as defined in Section 5.2 below) plus any expense incurred by Purchaser in attempting to enforce such Transaction.

(b)           In the event of a Change of Control, as defined in Section 4.2 of this Agreement, and the occurrence of any one of the Financial Triggers, as outlined in Section 1.4 of the Reserve Agreement (as defined below), at the option of the Purchaser, the Seller will repurchase the Portfolio of Transactions at the Repurchase Price (as defined in Section 5.2 below) plus any expenses incurred by Purchaser in attempting to enforce such Transaction.

(c)           Reserve Account Recourse.

(i)           As of the Closing Date, a Reserve Account (the “Reserve Account”) in the amount of ten percent (10%) of the Purchase Price shall be established by Seller on Seller’s balance sheet in accordance with the Reserve Account Agreement executed between the parties on even date herewith (“Reserve Agreement”) in the form of Exhibit D attached hereto.  The amount of the Reserve Account outstanding at any time is part of the calculation of Seller’s recourse liability for potential payments that may become due to Purchaser pursuant to the Reserve Agreement and is not intended to be a pre-funded cash reserve.  Except as expressly set forth herein and/or the Reserve Agreement, Seller is not required to set aside or segregate any funds or other assets, including, without limitation any portion of the Purchase Price, to pre-fund or otherwise secure Seller’s Reserve Account obligations unless the conditions outlined in Section 5.1(d) occur.

(ii)           The rights and benefits of Purchaser under this Section 5.1(c) shall be cumulative and in addition to all other rights to receive payment of any other amounts due to Purchaser, including, without limitation Seller’s repurchase obligations under Section 5.1(a).  Repurchase Prices paid by Seller to Purchaser under Section 5.1(a) or amounts paid as a result of any breach of a representation, warranty or agreement by Seller, shall not be applied in reduction of the Reserve Account.

(d)           The Reserve Account obligation will be established as a prefunded pool at a bank of the Purchaser’s request with the Purchaser’s agents with exclusive rights to withdraw funds if the conditions enumerated in Section 1.4 of the Reserve Agreement are triggered.

15

Section 5.2                      Repurchase Price.

(a)           “Repurchase Price” shall be the sum of (i) all unpaid Payments due on or before the date the Repurchase Price is due (the “Repurchase Date”), plus interest thereon at the highest Discount Rate set forth in Section 1.2 from the date of the last payment until the Repurchase Price is paid in full, plus (ii) all Payments due and to become due after the Repurchase Date under the applicable Transaction (including the amount of any purchase option or booked residual for the Vehicle(s) if included in the computation of the Purchase Price), discounted to present value on the date when due at the highest Discount Rate set forth in Section 1.2 used to determine the Purchase Price of such Transaction, plus (iii) all collection costs (including reasonable attorneys’ fees and expenses) incurred by Purchaser.

(b)           Upon receipt of the Repurchase Price, Purchaser shall promptly re-assign the repurchased Transaction(s) and the related Vehicle(s) to Seller, “AS IS” and “WHERE IS”, without recourse to, or representation or warranty express or implied by, Purchaser, but free and clear of all liens and encumbrances created by Purchaser.

Section 5.3                      Interest After Default.  If Seller fails to pay any amount that may become due to Purchaser hereunder or under the Assignment and/or the Service Agreement on any applicable payment date, then (a) interest shall accrue thereon from and after the applicable payment date, until paid in full at the lesser of the rate of fifteen percent (15%) per annum or the maximum rate permitted by law, and (b) Seller shall reimburse Purchaser upon demand for all collection costs (including reasonable attorneys’ fees and expenses) incurred in enforcing Purchaser’s rights against Seller hereunder and under the Service Agreement.

Section 5.4                      General Indemnification.  Seller hereby agrees to indemnify, defend and hold harmless Purchaser, its successors and assigns, from and against any and all suits, claims, liabilities, counterclaims, actions, damages, penalties, losses, costs or expenses (including, without limitation, reasonable attorneys’ fees, expenses and court costs) of any kind which Purchaser shall suffer as a result of or arising out of (a) any breach by Seller of any warranty, representation, covenant or agreement contained herein, in the Assignment and/or other document executed by Seller in connection herewith, or contained in any Transaction Document, (b) any misrepresentation in, or omission from, any statement, certificate, Exhibit, Schedule or other agreement, instrument or document prepared and delivered or to be delivered by Seller pursuant to this Agreement or any Assignment, (c) any negligence of Seller or of any agent or employee of Seller or any warranty given by Seller in respect of the purchase, installation, delivery, maintenance and condition of any Vehicle or other Collateral, (d) any Taxes and any governmental charges, fees, fines or penalties whatsoever, levied against any Transaction and/or any Vehicle for any periods prior to the applicable Closing Date and not paid by Seller in the event Seller is liable for such Taxes, (e) any Transaction or Transaction Document being unenforceable by reason of the failure of Seller (or any predecessor-in-interest to Seller) to have qualified to do business or to have any license or permit required by any state or other governmental entity, or (f) the failure of Seller to obtain required insurance coverage on any Vehicle.  Seller further agrees to indemnify and hold harmless Purchaser and its successors and assigns from and against any and all liabilities (including interest and penalties) with respect to any Taxes required to be collected, in respect of any Transaction or any Vehicle, after the Closing Date if such Taxes had not been collected by Seller prior to the Closing Date on reliance of any exemption being available or otherwise applicable and it is subsequently determined by Purchaser, and Purchaser shall deliver to Seller a letter explaining the basis for such determination, that either (i) no exemption certificate is available in the Transaction Files provided by Seller to Purchaser upon consummation of the transactions contemplated hereunder and under the applicable Assignment, and no exemption certificate is obtainable from an Obligor, following Purchaser’s reasonable commercial efforts to obtain same from such Obligor; or (ii) in Purchaser’s reasonable judgment, such exemption is either not available or is otherwise improper or fraudulent under the circumstances.

16

Section 5.5                      Survival.  The obligations of Seller under this Section 5 shall survive the execution of this Agreement and any Assignment, the closing and consummation of the purchases and sales contemplated hereunder and thereunder, and any payment of any amount owing under, or any repurchase by Seller of, any Transaction.

ARTICLE VI

MISCELLANEOUS

Section 6.1                      Remarketing Obligations.  Seller hereby assigns and transfers unto Purchaser all of its rights and interests in, to and under all remarketing and recourse arrangements with any vendor, dealer or supplier relating to any Transaction.  Notwithstanding such assignment, Seller shall exert its best efforts on a non-discriminatory basis to remarket any Vehicle that is the subject of any Defaulted Transaction or which is not purchased by the Obligor under a true lease Transaction at the end of the term thereof, and shall be responsible for all efforts, cost and expenses in connection with the remarketing of any Vehicle sold to Purchaser hereunder.  As used herein, a “Defaulted Transaction” is a Transaction where the Independent Operator and/or any other Obligor fails to comply with any of its/his/hers obligations, undertakings, or other covenants set forth herein, as a result of which the lessor or lender party to such Transaction is entitled to re-possess and dispose of the Vehicle subject to such Transaction.

Section 6.2                      Costs, Recording and Other Fees.  Seller shall pay all recording fees, assessments or other statutory fees necessary to perfect Purchaser’s interests in the Transactions purchased hereunder and under or in connection with the Assignments and in consummating the transactions contemplated hereby and thereby and shall pay all Taxes, if any, payable upon or in connection with the conveyance and transfer contemplated hereunder and thereunder.

Section 6.3                      Successor and Assigns.  Purchaser shall have the absolute right, without requiring Seller’s consent, to assign all or any of its rights or delegate all or any of its duties hereunder and under the Assignment, provided, however, that such Assignee shall agree to retain Seller as Servicer to the extent Seller has the right to continue as Servicer under the terms of the Service Agreement, unless Purchaser has already removed Seller from that capacity.  Seller may not assign all or any or its rights or delegate all or any of its duties hereunder and thereunder without the prior written consent of Purchaser, which consent shall not be unreasonably withheld or delayed, provided that Seller shall remain responsible for all duties so delegated and no such assignment or delegation by Seller shall relieve Seller of any of its obligations or liabilities hereunder.

17

Section 6.4                      Payments In Immediately Available Funds.  Each payment to be made hereunder and under the Assignment shall be made on the required payment date in lawful money of the United States and in immediately available funds.

Section 6.5                      Rights Cumulative.  All rights, remedies and powers granted to Purchaser hereunder, under the Assignment and under any other agreement executed by the parties in connection herewith are irrevocable and cumulative, and not alternative or exclusive, and shall be in addition to all other rights, remedies and powers given hereunder and thereunder, or in or by any other instrument, or available in law or equity.

Section 6.6                      Waivers.  No failure or delay on the part of Seller or Purchaser in exercising any power, right or remedy under this Agreement or, in the case of Purchaser, the Assignment, shall operate as a waiver thereof, nor shall any single or partial exercise of any such power, right or remedy preclude any other or further exercise thereof or the exercise of any other power, right or remedy.

Section 6.7                      Notices.  All notices, reports, requests or other communications desired or required to be given under this Agreement shall be in writing and shall be sent to the parties to the addresses set forth above by (a) certified mail, return receipt requested, postage prepaid, (b) national prepaid overnight delivery service, (c) telecopy or other facsimile transmission to the addresses set forth above.  All notices and demands shall be deemed to have been given either at the time of the delivery thereof to any officer of the person entitled to receive such notices and demands at the address of such person for notices hereunder, or on the third day after the mailing thereof to such address, as the case may be.

Section 6.8                      Deliveries to Purchaser.  All items and amounts to be delivered, remitted or otherwise furnished by Seller to Purchaser pursuant hereto and any Assignment or in connection herewith and therewith shall, except as otherwise provided for herein and therein, be delivered, remitted or furnished to Purchaser at its office at the address set forth herein and therein or at such other place as the Purchaser may direct.

Section 6.9                      Merger and Integration; Amendments, Etc.  This Agreement, the Assignment and the other agreements executed by the parties in connection herewith set forth the entire understanding of the parties relating to the subject matter hereof and thereof, and all other and/or prior understandings, written or oral, are hereby superseded, unless referenced and/or incorporated herein.  This Agreement and the Assignment may not be modified, amended, waived, or terminated, except in accordance with its express terms and in a writing executed by Seller and Purchaser, or by supplement hereto as agreed to by the parties.

Section 6.10                      Headings and Cross-References.  The various headings in this Agreement and in any Assignment are included for convenience only and shall not affect the meaning or interpretation of any provision of this Agreement or any Assignment.  References to any Section are to such Section of this Agreement and, if expressly provided for in any Assignment.

18

Section 6.11                      Governing Law.  This Agreement and any Assignment shall be governed by the internal substantive laws of the State of Delaware, without regard to principles of conflicts of law or choice of law.

Section 6.12                      Counterparts.  This Agreement and any Assignment may be signed in one or more counterparts (and by different parties on separate counterparts), each of which shall be an original and all of which shall be taken together as one and the same agreement.

Section 6.13                      Severability.  If any provision hereof is void or unenforceable in any jurisdiction, such voidness or unenforceability shall not affect the validity or enforceability of (a) such provision in any other jurisdiction or (b) any other provision herein in such or any other jurisdiction.

Section 6.14                      Survival of Duties, Warranties and Representations.  Each party hereto covenants that its respective duties, warranties and representations set forth in this Agreement and in the Assignment, and in any document delivered or to be delivered in connection herewith or therewith, shall survive the execution of this Agreement and the Assignment and the closing of the transactions contemplated hereunder and thereunder, including but not limited to their applicability in the Program Agreement, the Fleet Program Agreement, the Service Agreement, and the Reserve Account Agreement.

Section 6.15                      Jurisdiction, Forum Selection Venue; Jury Trial Waivers.  SELLER AND PURCHASER (a) AGREE TO SUBMIT FOR THEMSELVES, IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS AGREEMENT AND ANY SCHEDULE OR FOR RECOGNITION AND ENFORCEMENT OF ANY JUDGMENT IN RESPECT HEREOF OR THEREOF, TO THE EXCLUSIVE JURISDICTION OF THE STATE AND FEDERAL COURTS (AS APPLICABLE) OF THE STATE OF DELAWARE, AND APPELLATE COURTS FROM ANY THEREOF, (b) CONSENT THAT ANY ACTION OR PROCEEDING SHALL BE BROUGHT IN SUCH COURTS, AND WAIVE ANY OBJECTION THAT EACH MAY NOW OR HEREAFTER HAVE TO THE VENUE OF ANY SUCH ACTION OR PROCEEDING IN ANY SUCH COURT, (c) AGREE THAT SERVICE OF PROCESS OF ANY SUCH ACTION OR PROCEEDING MAY BE EFFECTED BY CERTIFIED MAIL (OR ANY SUBSTANTIALLY SIMILAR FORM OF MAIL), POSTAGE PREPAID, TO THE APPROPRIATE PARTY AT ITS ADDRESS AS SET FORTH HEREIN, AND SERVICE MADE SHALL BE DEEMED TO BE COMPLETED UPON RECEIPT, AND (d) AGREE THAT NOTHING HEREIN OR IN ANY EXHIBIT OR SCHEDULE SHALL AFFECT THE RIGHT TO EFFECT SERVICE OF PROCESS IN ANY OTHER MANNER PERMITTED BY LAW.  SELLER AND PURCHASER EACH HEREBY UNCONDITIONALLY WAIVES ITS RIGHT TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF, DIRECTLY OR INDIRECTLY, THIS AGREEMENT, ANY SCHEDULE AND THE TRANSACTIONS CONTEMPLATED HEREBY AND THEREBY, ANY OF THE RELATED DOCUMENTS, ANY DEALINGS BETWEEN THE PARTIES HERETO RELATING TO THE SUBJECT MATTER HEREOF OR THEREOF, AND/OR THE RELATIONSHIP THAT IS BEING ESTABLISHED BETWEEN SELLER AND PURCHASER.

[Remainder of page intentionally left blank]

19

IN WITNESS WHEREOF, the parties hereto have caused this Portfolio Purchase and Sale Agreement to be executed by their respective duly authorized officers as of the day and year first above written.

SELLER:

Quality Companies LLC, formerly dba Quality Equipment Sales and Quality Equipment Leasing, LLC, dba Quality Equipment Sales

By:	/s/ Leslie Tarble
Name:	Leslie Tarble
Title:	Chief Financial Officer

PURCHASER:

19TH Capital Group, LLC

By:	/s/ George Chasteen
Name:	George Chasteen
Title:	President

20

EXHIBIT A

ASSIGNMENT

In consideration of the Purchase Price as set forth on Attachment 1 Quality Companies, LLC formerly dba Quality Equipment Sales and Quality Equipment Leasing, LLC dba Quality Equipment Sales (collectively referred to as “Seller”), hereby sells, assigns and transfers to 19th Capital Group, LLC (referred to as “Purchaser”), its successors and assigns, without recourse except as hereinafter provided, all of Seller’s right, title and interest in and to (a) the Transactions described on Attachment 1 hereto, (b) all Payments due and to become due thereunder on and after the Cut-Off Date, (c) all right, title, and interest of the Seller in and to each guaranty therefor, (d) any security for the Obligor’s obligations thereunder, (e) title to all Vehicles owned by Seller described in the Transactions, (g) all of Seller’s rights and remedies under the Transactions, and the right either in Purchaser’s own behalf or in Seller’s name to take all such proceedings, legal, equitable, or otherwise, that Seller might take, save for this assignment (hereinafter, the “Assignment”), (h) all residual values in the Vehicles subject to such Transactions in the respective amounts set forth on Attachment 1 hereto, subject to the provisions of Purchase Agreement, and (i) all proceeds (as such term is defined in the UCC) of any of the foregoing.

This Assignment is delivered pursuant to the terms of that certain Portfolio Purchase and Sale Agreement dated as of September 28, 2015 (“Purchase Agreement”) between Seller and the Purchaser, and is subject to the terms, conditions, promises and warranties contained therein. Capitalized terms not defined herein shall have the meanings given to such terms in the Purchase Agreement.

Seller warrants that as of the date of this Assignment the information contained in Attachment 1 hereto is true and correct, the descriptions of agreements, equipment and parties are accurate, and Seller shall comply with all of its warranties and other obligations in connection therewith, if any.

Seller warrants and represents that each Transaction is in full force and effect, is subject to no default and that it has not assigned or pledged, and hereby covenants that it shall not assign or pledge, the whole or any part of the rights hereby assigned to anyone other than Purchaser, its successors or assigns.

All of Seller’s right, title and interest herein assigned may be reassigned by Purchaser and any subsequent Purchaser.

The Purchase Price shall be remitted by wire transfer to Seller or Seller’s agent at Closing upon satisfaction of the terms of the Purchase Agreement, as they pertain thereto.

IN WITNESS WHEREOF, the undersigned have executed this Assignment by their duly authorized representatives as of the 28th day of September, 2015.

SELLER:

Quality Companies LLC, formerly dba Quality Equipment Sales and Quality Equipment Leasing, LLC, dba Quality Equipment Sales

By:
Name:	Leslie Tarble
Title:	Chief Financial Officer

EXHIBIT B

RISK ACCEPTANCE CRITERIA

See attached.

Risk Acceptance Criteria

•	Must be 22 years of age or older at the time the application is submitted

•	Must have one year of verifiable over-the-road tractor trailer experience within the past 36 months

•	Cannot have more than 12 months of unverifiable work history or unemployment (while not receiving unemployment benefits) within the past 36 months

•	Must be a U.S. citizen

•	Must hold a valid CDL A issued by the applicant’s current state of residence

•	Must be able to physically inspect equipment for safety/mechanical defects

•	Must be able to load and unload cargo

•	Must be able to hook and unhook tractors and trailers

•	Must be able to complete required paperwork

•	Must be able to communicate via telephone

•	Must be able to complete physical and cognitive functions such as: sit for an extended period of time, steer, shift gears, operate the clutch, brake and climb in and out of the tractor

•	Must be able to pass a DOT regulated physical

•	Applicant must be within Quality’s outlined hiring area

Disqualifying Conditions:

•	DUI, DWI, any felony, careless or reckless driving, leaving the scene of an accident, fleeing or eluding the police or assault with a vehicle within the past 10 years

•
Sale of a controlled substance, possession of a controlled substance with the intent to distribute, the possession of a controlled substance or the transportation of a controlled substance in a commercial vehicle or failure or refusal to take a drug or alcohol test ever

•	Two or more DUIs or DWIs in a lifetime

•	One or more preventable incident within the past six months

•	One or more preventable accident (not including incidents on private property unless damage is more than $5000 and/or includes police involvement) in the past 12 months of driving

•
Any combination of three tickets/preventable accidents or incidents in the last three years, including no more than one major violation (DOT recordable accident, major accident or major moving violation)

•
Any combination of “serious” infractions as outlined by FMCSR Subpart 383.51 during the prescribed period of disqualification or DOT mandated suspensions for excessive violations within the past five years

•	Applicants currently on parole, probation or with a pending charge

9702 East 30th Street  |  Indianapolis, IN 46229  |  QualityCo.com  |  P: (866) 472-1120

EXHIBIT C

PROGRAM AGREEMENT

See attached.

PROGRAM AGREEMENT

This Program Agreement (this “Agreement”) is entered into as of September 28, 2015, by and between 19th Capital Group, LLC, a Delaware limited liability company with a principal place of business at 353 West Lancaster Avenue, Suite 300, Wayne, Pennsylvania 19087 (“Financing Party”), and Quality Companies, LLC, formerly dba Quality Equipment Sales, an Indiana limited liability company, and Quality Equipment Leasing, LLC, dba Quality Equipment Sales, a Delaware limited liability company, with a principal place of business located at 9702 E. 30th Street, Indianapolis, IN 46229 (hereinafter collectively “Company”).

BACKGROUND

WHEREAS, Company is engaged in a commercial business that requires truck drivers as independent contractors (collectively, “Independent Contractors”) to utilize one or more trucks and or trailers (“Delivery Vehicles”) meeting Company's requirements and specifications for delivery of certain products for customers;

WHEREAS, Financing Party is in the business of leasing equipment to and financing of equipment for commercial business entities, including Delivery Vehicles similar to the vehicles required by Independent Contractors that deliver products for the Company;

WHEREAS, Company desires to offer Independent Contractors the opportunity to finance acquisitions of and/or lease Delivery Vehicles and has requested that from time to time Financing Party consider entering into financing agreements and/or leases for the acquisition of and/or lease of Delivery Vehicles with Independent Contractors;

WHEREAS, Financing Party has agreed, from time to time and at its sole discretion and in accordance with the terms and conditions of this Agreement, to consider providing such leases and/or financing to Independent Contractors; and

WHEREAS, Financing Party has strategically aligned itself to provide Company and Company's Independent Contractors with a combination of high level of service and a comprehensive financing solution.

NOW THEREFORE, in consideration of the mutual promises contained herein and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, and intending to be legally bound, Company and Financing Party hereby agree as follows:

SECTION ONE - DEFINITIONS

1.1.           “Application” shall have the meaning ascribed to such term in Section 3.1(a) hereof.

1.2.           “Independent Contractor(s)” has the meaning given to such term in the Background section hereof.

1.3.           “Lessee/Borrower” shall have the meaning ascribed to such term in Section 2.1 hereof.

1.4.           “Payments” means all payments due and to become due with respect to any Transaction and any related Transaction Documents, together with all end of term rights, residual values of the Vehicles, and payments options.

1.5.           “Reserve Account” shall have the meaning ascribed to such term in Section 8.2(a) hereof.

1.6.           “Transaction” means each financing agreement and/or lease for the acquisition or lease of a Delivery Vehicle between Financing Party, as lender or lessor, and an Independent Contractor, as lessee or borrower.

1.7.           “Transaction Documents” means, with respect to any Transaction, a lease agreement and/or financing agreement for the financing of, acquisition, or lease of Delivery Vehicle(s), as the case may be, by and between Financing Party, as lessor or lender, and Independent Contractors, as lessees or borrowers, together with any financing statements, schedules, insurance certificates, and any and all agreements, titles, instruments and other documents entered into and executed in connection therewith.

SECTION TWO - CUSTOMER REFERRALS

2.1.           Company may from time to time refer certain of its current or future Independent Contractors who have an interest in procuring lease and/or financing of Delivery Vehicles to Financing Party for consideration of such Independent Contractors as prospective lessees and/or borrowers (such Independent Contractors are hereinafter referred to, collectively, as “Lessees/Borrowers” and each, individually, a “Lessee/Borrower”).  Financing Party reserves the right to accept or decline any prospective Lessee/Borrower as determined by Financing Party in its sole discretion.

SECTION THREE - TRANSACTION APPLICATION ORIGINATION

3.1.           Credit Review.

(a)           Financing Party requires a complete driving record and background check to be conducted on each prospective Lessee/Borrower in accordance with all State and Federal Regulations for over the road delivery for each prospective Lessee/Borrower in order to complete its credit review. For each proposed Transaction application, Company shall provide Financing Party with or otherwise assist Financing Party in obtaining the following: (i) a full and complete description of the Delivery Vehicle subject to the proposed Transaction, including age and mileage of the Vehicle; (ii) the economic terms of the proposed Transaction; (iii) a complete and legible copy of the Transaction application (“Application”); and (iv) all pertinent details and other such credit and financial data as Financing Party may require in an exercise of its sole and absolute discretion, including, without limitation, any background check, driving history, safety records, or criminal record investigation which Company may have obtained.

2

(b)           All Lessees/Borrowers shall be required to (i) meet Financing Party’s risk acceptance criteria (“RAC”) as established by Financing Party from time to time, and (ii) execute Financing Party’s form of lease or finance agreement, as the case may be, and all other Transaction Documents required by Financing Party in connection therewith (collectively the “Lease Documents” or “Transaction Documents”). Financing Party may from time to time modify the requirements for credit approval of prospective Lessees/Borrowers on such terms as may be determined by Financing Party in its sole discretion.

3.2.           Rate. Financing Party shall offer a lease or finance agreement for each approved Application reflecting its current lease and/or finance interest rate of 12%. Financing Party reserves the right to change the applicable interest rate as the market may dictate upon reasonable notice to the Company.

3.3.           Transaction Documentation. Financing Party shall provide the Company with standard lease/finance documents to be used for all Transactions, including amendments and supplements memorializing or otherwise relating to each Transaction. If a Lessee/Borrower requires any deviation from the standard, all such adjustments must be approved in writing by Financing Party. Documents will be signed by the Financing Party in accordance with agreed upon service levels.

3.4.           Payments/Billing. The Company shall make monthly payments to the Financing Party for each Transaction in accordance with the Service Agreement by and between Company, as servicer, and Financing Party, as financing party and/or purchaser, of even date herewith (the “Service Agreement”).

SECTION FOUR - ACCEPTANCE OF TRANSACTIONS

4.1.           Conditions Precedent to Accept a Transaction. The agreement of Financing Party to accept any Transaction hereunder shall be subject to the satisfaction of the following conditions precedent, which conditions may change from time to time in Financing Party’s sole discretion:

(a)           Financing Party’s receipt of all required credit information and all Transaction Documents, duly executed by the Lessee/Borrower as may be deemed necessary by Financing Party in its sole and absolute discretion;

(b)           Financing Party’s confirmation that the Lessee/Borrower has accepted the Delivery Vehicle subject to the requested Transaction;

(c)           Financing Party’s credit approval for the Lessee/Borrower;

(d)           Financing Party’s receipt of a bill of sale based upon agreed upon pricing for the Delivery Vehicle (as described in Section 4.3 below), which bill of sale shall sufficiently describe the Delivery Vehicle (including, without limitation, the make, model, and vehicle identification number and overall price for the Delivery Vehicle), and will also include details on any warranty costs or accessories and additional items of equipment (“Add-Ons”) related to the Delivery Vehicle. The form of such bill of sale shall be determined by Financing Party in the exercise of its sole and absolute discretion; and

3

(e)           Financing Party’s receipt of such other information and documentation as may be reasonably required by Financing Party.

4.2.           Funding.  Funding for one or more Transactions by Financing Party (including the purchase of one or more Transactions by Financing Party from the Company) shall take place from time to time, as determined by Financing Party and the Company.  Upon funding of a Transaction, the Company shall title the applicable Delivery Vehicle(s) in the name of Financing Party or its designated agent.  As part of its responsibilities as Servicer under the Service Agreement, the Company shall assist in the delivery of the Delivery Vehicle to the Independent Contractor concurrent with the Independent Contractor entering into the Transaction. The Financing Party shall provide a Limited Power of Attorney for the purposes of titling the Delivery Vehicles.

4.3.           Pricing.  The pricing for each Delivery Vehicle shall be determined by Financing Party and the Company from time to time.

SECTION FIVE - REPRESENTATIONS, WARRANTIES AND COVENANTS

5.1.           Mutual Representations and Warranties. Financing Party and Company each represents and warrants to the other as follows:

(a)           The execution and delivery of this Agreement and the performance by it of the transactions contemplated hereby have been duly authorized by all necessary corporate action, and this Agreement constitutes a legal, valid and binding obligation enforceable in accordance with its terms; and

(b)           It has all governmental approvals, permits, certificates, inspections, consents and franchises necessary to conduct its respective business, substantially as now conducted and to own or finance and operate its properties as now owned, financed or operated by it, except where the failure to obtain any of the foregoing does not materially and adversely impair the ability of each to operate its business or to perform its obligations under this Agreement.

5.2.           Representations and Warranties of Company. Company represents and warrants to Financing Party that as of the date each Transaction is submitted for approval to Financing Party as follows:

(a)           Company is a duly organized and validly existing corporation and/or limited liability company, as the case may be, and has full power to enter into this Agreement and to carry out the transactions contemplated hereby and is in good standing in the state of its organization, as set forth in the Preamble of this Agreement.

(b)           There are no other agreements between Company and the Lessee/Borrower or any guarantor, which will modify, amend or waive any terms or conditions of any Transaction. There are no express or implied warranties or representations made by Company or its employees, affiliates, subsidiaries, directors, officers, members, shareholders, and/or contractors (collectively, “Representatives”) to the Lessee/Borrower. Lessee/Borrower enters into the Transaction in reliance on the manufacturer’s standard warranty only, to the extent, where the Delivery Vehicle may be a used vehicle, the warranty is still in force and effect.

4

(c)           Company and its representatives have not committed any fraudulent act or participated in any fraudulent act or activity in connection with the execution, delivery of the Transaction Documents or the performance of this Agreement.

(d)           Ownership of the Delivery Vehicle shall be vested in Financing Party or its affiliate upon its purchase of the vehicle, free and clear of any and all liens and encumbrances whatsoever and such sale shall vest Financing Party or its affiliate with full, complete and unencumbered title to the Vehicle. If the leased/financed Delivery Vehicle is not a new vehicle, the Company shall assist the Financing Party in transferring title to the Delivery Vehicle to Financing Party or its agent and specify, for purposes of the Transaction documents, the age and mileage of the Delivery Vehicle in question.

(e)           To the best of Company’s knowledge, all credit information concerning the Lessee/Borrower given to Company and relative to Financing Party’s evaluation of such Application, has been disclosed to Financing Party (including information of any fact or circumstance which would constitute a default under a Transaction), and Company has not altered or withheld any credit information concerning the Lessee/Borrower given to Company and relative to Financing Party’s evaluation of such Application.

(f)           Independent Contractors referred to Financing Party by Company will be seeking to lease/finance Class VIII tractors from major manufacturers.

(g)           To the best of Company’s knowledge, Company’s conduct in soliciting or arranging any Transaction has not violated in any material respect any federal or state law, rule, or regulation, which will result in the rescission of any Transaction.

(h)           Company will not take any action or omit to take any action, which will cause the Transaction or any related document to become invalid, cancelable, or unenforceable, excepting the remarketing of the associated Delivery Vehicle pursuant to the terms of the Service Agreement, where warranted.

(i)           Neither the execution and delivery of this Agreement, the consummation of the transactions contemplated hereby, nor the fulfillment of or compliance with the terms and conditions of this Agreement by the Company, conflict with or result in a breach of or a default under any of the terms, conditions or provisions of any legal restriction (including, without limitation, any judgment, order, injunction, decree or ruling of any court or governmental authority, or any federal, state, local or other law, statute, rule or regulation) or any covenant, agreement or instrument to which the Company is a party, or by which the Company or any of the Company’s property is bound (including, without limitation, any agreement or other financing arrangement between the Company and Element Financial Corp.).

(j)           Each Transaction Document is in full force and effect, and there are no claims, suits, actions, arbitrations or other proceedings or governmental investigations, including, without limitation, any counterclaims or claims by any Lessee/Borrower, pending, or, to the best of the Company’s knowledge, threatened, against the Company relating to any Transaction or the acquisition, collection or administration of any Transaction.  The Company has not received any notice of, nor to the best of the Company’s knowledge, is there any valid basis for any claim against, or assertion of liability against, the Company relating to any Transaction, or the acquisition, collection or administration thereof.  At the time of the purchase and/or funding of each Transaction by Financing Party, there are no claims, suits, actions, arbitrations or other proceedings or governmental investigations pending, or, to the best of the Company’s knowledge, threatened, against the applicable Lessee/Borrower or any related Delivery Vehicle.

5

(k)           All information, in whatever form provided by Company to Financing Party concerning the Lessees/Borrowers, the Transactions and the Delivery Vehicles related thereto, including, without limitation: (i) the legal names and addresses of Lessees/Borrowers, (ii) the amount, due dates and monthly payment stream of payments due under Transaction Documents, as applicable (iii) variable payment rates and fixed price purchase options due under the Transaction Documents, as applicable, (iv) descriptions of Transaction Documents, (v) stated residual values, (vi) cash flows, (vii) delinquencies, and (viii) the amount of any security deposits, advance payments or other collateral held by Company as security for Transaction obligations, has been provided with the knowledge that Financing Party has been induced to enter into this Agreement on the terms agreed upon in reliance on such information, and Company warrants that all such information is accurate and correct in all material respects and that Company has not withheld any material adverse information.

5.3.           Representations and Warranties of Financing Party. Financing Party represents and warrants to Company that as of the date each Transaction is accepted by Financing Party and thereafter as follows:

(a)           Financing Party is a duly organized and validly existing limited liability company and has full power to enter into this Agreement and to carry out the transactions contemplated hereby, and is in good standing in the state of its organization, as set forth in the Preamble to this Agreement.

(b)           Financing Party and its agents and employees have not committed and will not commit to any fraudulent act or have not participated and will not participate in any fraudulent act or activity in connection with the execution of the Transactions or this Agreement.

(c)           The conduct of Financing Party in processing any Application, including the granting or denial of credit, whether in Financing Party’s name or the name of Company, has not violated and will not violate in any material respect any federal or state law, rule or regulation.

5.4.           Affirmative Covenants of Company.

(a)           From the date hereof until the date on which all obligations of Lessees/Borrowers under all Transactions have been fully paid and otherwise discharged or this Agreement terminated, the Company shall provide such financial information and reports as Financing Party may reasonably request from time to time.

(b)           Company will promptly fulfill and perform all obligations, covenants, liabilities, warranties and duties, if any, on its part to be fulfilled and performed in connection with a Transaction and any other agreements or instruments executed by Company with respect to the maintenance or servicing by Company of the Delivery Vehicle subject to a Transaction. Financing Party and/or any subsequent assignee of Financing Party shall have no obligation or liability with respect to the maintenance or servicing of the Delivery Vehicle subject to a Transaction and shall not be obligated to perform any of Company’s obligations thereunder. Company’s obligations under a Transaction may be performed by Financing Party or any subsequent assignee, however, without releasing Company therefrom.

6

(c)           Company shall maintain the Delivery Vehicles that are the subject of the Transactions through use of a maintenance fund paid into by each Lessee/Borrower and, where necessary, through use of its own funds, in accord with the Service Agreement.

(d)           Company will obtain and provide to Financing Party proof of insurance from each new Lessee/Borrower with respect to the Delivery Vehicle subject to each Transaction, and make certain that Financing Party is the beneficiary of the insurance as owner pursuant to the terms of the Service Agreement.

(e)           If a Transaction goes into default due to the loss of an Independent Contractor/driver, Company shall repossess and recondition the Delivery Vehicle subject to the Transaction utilizing any maintenance funds obtained from the prior driver and its own funds, if necessary, and place a new Independent Contractor/driver in the Delivery Vehicle subject to a new Transaction in accordance with the Service Agreement. Placement of an Independent Contractor in a Delivery Vehicle which has been repossessed due to default shall be a priority for Company in accord with the provisions of the Service Agreement.

(f)           The Company may from time to time enter into Sponsorship Agreements with certain delivery companies by which the Company provides certain Independent Contractors of such delivery companies with lease/finance options for Delivery Vehicles. The Company shall use commercially reasonable efforts to pursue and enforce its rights and benefits under such Sponsorship Agreements, and upon request of Financing Party, the Company shall assign the Sponsorship Agreements to the attention of and for the benefit of Financing Party.

(g)           For the term of any Transaction, Company shall make all reasonable efforts to advise Financing Party of any matter of which Company has knowledge that may be materially detrimental to a Lessee/Borrower’s financial condition.

(h)           So long as this Agreement is in effect, Company will notify Financing Party of any change in the persons authorized to represent Company in the transactions contemplated hereby and in the event of any such change will provide Financing Party with updated evidence of authority and specimen signatures for each individual.

SECTION SIX - TRANSACTION SERVICING

6.1.           Servicing of Transactions. Company shall, pursuant to the Service Agreement, provide general administrative services, including billing and collecting all Payments, fulfilling the obligations as lender, lessor and/or owner, as the case may be, under the Transactions, the enforcement of Financing Party’s rights under the Transaction Documents and/or this Agreement and the taking of such other actions that may be necessary to protect Financing Party’s rights and interest in and to the Transactions and/or the Delivery Vehicles in accord with the Service Agreement.

7

SECTION SEVEN - REPURCHASE OF TRANSACTIONS

7.1.           Breach of Transaction.

(a)           If Company has committed a material breach of any of its representations, warranties and/or covenants contained in this Agreement and, as a result of such breach, a Transaction becomes in default, provided that the breach is curable, then Company shall have ten (10) days (the “Cure Period”) after receipt of Notice to Cure from Financing Party (a “Notice to Cure”) to cure such breach. If Company fails to cure such breach in accordance with the terms of this Section 7.1, or if the breach is not curable, then Company shall repurchase from Financing Party such Transaction, within five (5) business days of the receipt of a request to repurchase such Transaction from Financing Party for an amount determined as follows:

(i)           An amount equal to the sum of (i) the aggregate amount of all amounts presently due with respect to the applicable Transaction, plus (ii) all future unpaid Payments to be made under the Transaction until the expiration of the initial term of the Transaction, plus (iii) the purchase option or booked residual value for the Delivery Vehicle at the end of the initial term of the Transaction with all accelerated Payments and the purchase option or booked residual for the Delivery Vehicle discounted at the interest rate for such Transaction.

(ii)           The amounts set forth in subparagraph (a) above shall be referred to as “Unrecovered Investment.” Upon receipt of the Unrecovered Investment, Financing Party or, if applicable, its assignee, shall assign to Company all of its rights, title and interest of Financing Party in and to such Transaction, any related documents, the Delivery Vehicle and the Payments, free of all liens, encumbrances or interest arising through Financing Party.

(b)           The parties acknowledge and that Company’s repurchase obligations pursuant to this Section 7.1 are not subject to the recourse obligations (and the limitations thereon) of Company pursuant to Section 8.2 and 8.3 below.

SECTION EIGHT - INDEMNIFICATION, RESERVE ACCOUNT, REMARKETING

8.1.           Indemnification.

(a)           Company agrees to indemnify and hold harmless Financing Party and its affiliates, subsidiaries, employees, directors, officers, members, shareholders, and agents, and any participant from any and all losses, claims, liabilities, demands and expenses (“Losses”) whatsoever (including without limitation reasonable attorneys’ fees) arising in connection with or in any way related to (i) the breach of any of Company’s covenants, warranties and representations in this Agreement, (ii) delivery by Company of any inaccurate or misleading credit information concerning any Lessee/Borrower and/or in connection with any Application to Financing Party, regardless of whether such inaccurate or misleading information was deliberately submitted to Company or was a result of an inadvertent error in the submission and/or processing of any Application, and/or (iii) any claim, losses or liabilities related to any Transaction or any Delivery Vehicle(s) related thereto.

(b)           Financing Party agrees to indemnify and hold harmless Company, including any attorneys’ fees incurred, and their respective current and future successors, assigns (where permitted), affiliates, subsidiaries, employees, directors, officers, members, shareholders, and agents, and any participants from any Losses sustained by Company in connection with or in any way related to any breach by Financing Party of its representations or warranties in this Agreement.

8

(c)           All obligations under this Section 8.1 shall survive any expiration or termination of this Agreement and the termination of any Transaction, but in no event longer than the applicable statute of limitations.

8.2.           Reserve Account.

(a)           To provide recourse to Financing Party for losses that Financing Party may incur in connection with the Transactions, Company shall allocate for each Transaction approved and funded pursuant to this Agreement 10% of the overall cost of the associated Delivery Vehicle into a reserve account (“Reserve Account”) pursuant to the terms of the Reserve Account Agreement executed between the parties on even date herewith (the “Reserve Account Agreement”). Company shall maintain the Reserve Account pursuant to the terms of the Reserve Account Agreement until such time as it shall be terminated or end by its own terms.

(b)           Company shall keep a complete and accurate accounting with respect to the Reserve Account. The Company shall furnish to the Financing Party written monthly reports setting forth information concerning amounts accrued to and paid out of the Reserve Account and the balance of the Reserve Account, together with such additional information as may be requested by Financing Party in its reasonable discretion.

(c)           The obligations of the parties with respect to the Reserve Account and the recovery and remarketing of Delivery Vehicles pursuant to this Agreement, the Reserve Account Agreement, and/or the Service Agreement, shall survive the termination of this Agreement until such time as any Transactions entered into and financed by Financing Party pursuant to this Agreement have fully matured and been paid in full and satisfied.

8.3.           Recovery and Remarketing.

(a)           Upon the occurrence of a default or an event of default pursuant to the terms of any Transaction Documents (“Event of Default”) applicable to a Transaction (each such Transaction is hereafter referred to as a “Defaulted Transaction”), Company will, in good faith, pursue the recovery of the Delivery Vehicle subject to a Defaulted Transaction pursuant to the terms of the Service Agreement.

(b)           In the event the Delivery Vehicle subject to a Defaulted Transaction is successfully remarketed following a voluntary surrender to or successful repossession by Company, the proceeds of the sale of the Delivery Vehicle shall be distributed in accord with the terms of the Service Agreement.

SECTION NINE - GENERAL PROVISIONS

9.1.           Independent Parties. Financing Party and Company are separate entities, which have entered into this Agreement for independent business reasons. Neither Financing Party nor Company has acted, act, or shall be deemed to have acted or act, as an agent for the other, except with respect to those acts of Financing Party specifically permitted to be taken and actually taken pursuant to and in accordance with the terms hereunder.

9

9.2.           Term and Termination. The initial term of this Agreement is three (3) years from the date of this Agreement (the “Initial Term”). Upon the expiration of the Initial Term, this Agreement shall automatically renew for successive one (1) year terms, unless terminated in accordance with the terms hereof. Notwithstanding the generality of the foregoing, Financing Party may, at its election, immediately terminate the Agreement in the event Company fails to comply with any of the representations, warranties and/or covenants set forth herein. Upon expiration of the Initial Term, Financing Party and/or Company may terminate this Agreement at any time by giving the other at least ninety (90) days written notice of such termination, whereupon the obligations of the parties with respect to Transactions not accepted prior to the expiration of such period shall terminate to the extent the same have not been performed or are not required to have been performed prior to such termination.

9.3.           Accounting. Financing Party and Company shall cooperate with each other by furnishing, subject to each party’s then-current internal policies, such records and supporting material relating to Payments under this Agreement or Payments under the Transactions as may be reasonably requested in the event either party is audited by any taxing authority and as is required by the Service Agreement.

9.4.           Assignability. Company may not assign, sell, or otherwise transfer any of its rights or obligations under this Agreement without Financing Party’s prior written consent. Financing Party may not assign this Agreement prospectively without notice to Company and prior written consent, which will not be unreasonably withheld. Notwithstanding the foregoing, Company acknowledges and agrees that the Financing Party may however: (a) assign any and all of its rights and obligations, including, without limitations, any Transactions entered into pursuant hereto, under this Agreement to a third party (hereinafter the “Assignee”), and (b) release any and all information received by Financing Party pursuant to this Agreement, including without limitation, any confidential documents or information that may have been received by Financing Party from Company, to such Assignee.

9.5.           Notices. Notices under this Agreement shall be deemed to have been given if mailed, postage prepared by U.S. First Class mail or by facsimile or email to the other party at the address stated below or such other address as such party may have provided by written notice.

If to Company:

Quality Equipment Leasing, LLC
Attn: Danny Williams, COO
9702 East 30th Street
Indianapolis, IN 46229
Email: dwilliams@celadontrucking.com

10

If to Financing Party:

19th Capital Group, LLC
353 West Lancaster Avenue, Suite 300
Wayne, Pennsylvania 19087
Attn: Jeffrey R. Larsen
Email: jeff@larsenmaccoll.com

9.6.           Miscellaneous.

(a)           Paragraph headings appearing in this Agreement are for convenience of reference only and shall not modify, define, expand or limit any of the terms or provisions hereof. The parties agree that this Agreement has been executed and delivered in, and shall be construed in accordance with the laws of the State of Delaware.

(b)           If, at any time, any provisions of this Agreement shall be held by any court of competent jurisdiction to be illegal, void or unenforceable, such provision shall be of no force and effect, but the illegality or unenforceability of such provision shall have no effect upon and shall not impair the enforceability of any provision of this Agreement.

(c)           This Agreement constitutes the entire agreement between the parties concerning the subject matter hereof and incorporates all representations made in connection with negotiation of the same. The terms hereof may not be amended or modified orally, but only by written agreement duly executed by each of the parties, or by supplements hereto as agreed to by the parties.

(d)           This Agreement and any amendments hereto shall be binding on and inure to the benefit of the parties hereto and their respective permitted successors and assigns.

(e)           This Agreement may be executed by one or more parties on any number of separate counterparts each of which counterparts shall be an original, but all of which when together shall be deemed to constitute one and the same instrument.  The parties hereto may deliver executed signature pages to this Agreement by facsimile or electronic mail transmission, such signatures shall be treated as, and have the effect of, an original document.

9.7.           Jurisdiction and Venue. The parties hereto agree to the exclusive jurisdiction of the United States District Court for the State of Delaware or, if the jurisdictional minimum amount, if any, is not met, the state courts of the State of Delaware in any and all disputes, actions, or proceedings arising hereunder.

9.8.           Waiver of Jury Trial. The parties hereto (by acceptance of this Agreement) mutually hereby knowingly, voluntarily, and intentionally waive the right to a trial by jury in respect to any claim based hereon, arising out of, under or in connection with this Agreement or any other agreements or documents executed or contemplated to be executed in connection herewith, or any course of conduct, course of dealings, statements (whether verbal or written) or actions of any party, including, without limitation, any course of conduct, course of dealings, statements or actions of Financing Party, or any of its successors and assigns, relating to the administration or enforcement of the Transactions (collectively, “Actions” and singularly, an “Action”). Further, the parties hereto agree that in the event either party commences an Action, the losing party shall pay the costs and expenses, including, but not limited to, attorneys’ fees, incurred the prevailing party in prosecuting or defending, as the case may be, such Action.

[Signature Page Follows]

11

IN WITNESS HEREOF, intending to be legally bound, the parties hereto have caused their duly authorized representatives to execute this Program Agreement on the date first set forth above.

19TH CAPITAL GROUP, LLC

BY:
PRINT NAME: George Chasteen
TITLE: President

QUALITY COMPANIES LLC, formerly dba QUALITY EQUIPMENT SALES and QUALITY EQUIPMENT LEASING, LLC, dba QUALITY EQUIPMENT SALES

BY:
PRINT NAME: Leslie Tarble
TITLE: Chief Financial Officer

EXHIBIT D

FLEET PROGRAM AGREEMENT

See attached.

FLEET PROGRAM AGREEMENT

This Fleet Program Agreement (this “Agreement”) is entered into as of September 28, 2015, by and between 19th Capital Group, LLC, a Delaware limited liability company with a principal place of business at 353 West Lancaster Avenue, Suite 300, Wayne, Pennsylvania 19087 (“Financing Party”), and Quality Companies, LLC, formerly dba Quality Equipment Sales, an Indiana limited liability company, and Quality Equipment Leasing, LLC, dba Quality Equipment Sales, a Delaware limited liability company, with a principal place of business located at 9702 E. 30th Street, Indianapolis, IN 46229 (hereinafter collectively “Company”).

BACKGROUND

WHEREAS, Company is engaged in a commercial business that sells trucks and or trailers (“Vehicles”) to trucking companies (“Fleets”);

WHEREAS, Financing Party is in the business of leasing equipment to and financing of equipment for commercial business entities, including vehicles similar to the Vehicles required by Fleets;

WHEREAS, Company desires to offer Fleets the opportunity to finance acquisitions of and/or lease Vehicles and has requested that from time to time Financing Party consider entering into financing agreements and/or leases for the acquisition of and/or lease of Vehicles with Fleets;

WHEREAS, Financing Party has agreed, from time to time and at its sole discretion and in accordance with the terms and conditions of this Agreement, to consider providing such leases and/or financing to Fleets; and

WHEREAS, Financing Party has strategically aligned itself to provide Company and Fleets with a combination of high level of service and a comprehensive financing solution.

NOW THEREFORE, in consideration of the mutual promises contained herein and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, and intending to be legally bound, Company and Financing Party hereby agree as follows:

SECTION ONE – DEFINITIONS

1.1           “Application” shall have the meaning ascribed to such term in Section 3.1(a) hereof.

1.2           “Fleets” means companies that own or lease trucks and/or trailers to deliver goods to customers.

1.3           “Lessee/Borrower” shall have the meaning ascribed to such term in Section 2.1 hereof.

1.4           “Payments” means all payments due and to become due with respect to any Transaction and any related Transaction Documents, together with all end of term rights, residual values of the Vehicles, and payments options.

1.5           “Reserve Account” shall have the meaning ascribed to such term in Section 8.2(a) hereof.

1.6           “Transaction” means each financing agreement and/or lease for the acquisition or lease of Vehicles between Financing Party, as lender or lessor, and a Fleet, as lessee or borrower.

1.7           “Transaction Documents” means, with respect to any Transaction, a lease agreement and/or financing agreement for the financing of, acquisition, or lease of Vehicles, as the case may be, by and between Financing Party, as lessor or lender, and Fleets, as lessees or borrowers, together with any financing statements, schedules, insurance certificates, and any and all agreements, titles, instruments and other documents entered into and executed in connection therewith.

SECTION TWO – CUSTOMER REFERRALS

2.1           Company may from time to time refer certain current or future Fleets that have an interest in procuring lease and/or financing of Vehicles to Financing Party for consideration of such Fleets as prospective lessees and/or borrowers (such Fleets are hereinafter referred to, collectively, as “Lessees/Borrowers” and each, individually, a “Lessee/Borrower”).    Financing Party reserves the right to accept or decline any prospective Lessee/Borrower as determined by Financing Party in its sole discretion.

SECTION THREE – TRANSACTION APPLICATION ORIGINATION

3.1           Credit Review.

(a)           For each proposed Transaction application, Company shall provide Financing Party with or otherwise assist Financing Party in obtaining the following: (i) a full and complete description of the Vehicle subject to the proposed Transaction, including age and mileage of the Vehicle; (ii) the economic terms of the proposed Transaction; (iii) a complete and legible copy of the Transaction application (“Application”); and (iv) all pertinent details and other such credit and financial data as Financing Party may require in an exercise of its sole and absolute discretion.

(b)           All Lessees/Borrowers shall be required to (i) meet Financing Party’s risk acceptance criteria (“RAC”) as established by Financing Party from time to time, and (ii) execute Financing Party’s form of lease or finance agreement, as the case may be, and all other Transaction Documents required by Financing Party in connection therewith (collectively the “Lease Documents” or “Transaction Documents”).  Financing Party may from time to time modify the requirements for credit approval of prospective Lessees/Borrowers on such terms as may be determined by Financing Party in its sole discretion.

3.2           Rate.  Financing Party shall offer a lease or finance agreement for each approved Application reflecting its current lease and/or finance interest rate of 10%.  Financing Party reserves the right to change the applicable interest rate as the market may dictate upon reasonable notice to the Company.

3.3           Transaction Documentation.  Financing Party shall provide the Company with standard lease/finance documents to be used for all Transactions, including amendments and supplements memorializing or otherwise relating to each Transaction.  If a Lessee/Borrower requires any deviation from the standard, all such adjustments must be approved in writing by Financing Party.  Documents will be signed by the Financing Party in accordance with agreed upon service levels.

3.4           Payments/Billing.  The Company shall make monthly payments to the Financing Party for each Transaction in accordance with that certain Service Agreement by and between Company, as servicer, and Financing Party, as financing party and/or purchaser, of even date herewith (the “Service Agreement”).

SECTION FOUR – ACCEPTANCE OF TRANSACTIONS

4.1           Conditions Precedent to Accept a Transaction.  The agreement of Financing Party to accept any Transaction hereunder shall be subject to the satisfaction of the following conditions precedent, which conditions may change from time to time in Financing Party’s sole discretion:

(a)           Financing Party’s receipt of all required credit information and all Transaction Documents, duly executed by the Lessee/Borrower as may be deemed necessary by Financing Party in its sole and absolute discretion;

(b)           Financing Party’s confirmation that the Lessee/Borrower has accepted the Vehicles subject to the requested Transaction;

(c)           Financing Party’s credit approval for the Lessee/Borrower;

(d)           Financing Party’s receipt of a bill of sale for the Vehicles, which bill of sale shall sufficiently describe the Vehicles (including, without limitation, the make, model, and vehicle identification number and overall price for the Vehicle), and will also include details on any warranty costs or accessories and additional items of equipment (“Add-Ons”) related to the Vehicle.  The form of such bill of sale shall be determined by Financing Party in the exercise of its sole and absolute discretion; and

(e)           Financing Party’s receipt of such other information and documentation as may be reasonably required by Financing Party.

4.2           Funding.  Funding for one or more Transactions by Financing Party (including the purchase of one or more Transactions by Financing Party from the Company) shall take place from time to time, as determined by Financing Party and the Company.  Upon funding of a Transaction, the Company shall title the applicable Vehicle(s) in the name of Financing Party or its designated agent.  As part of its responsibilities as Servicer under the Service Agreement, the Company shall assist in the delivery of the Vehicles to the Fleet concurrent with the Fleet entering into the Transaction.  The Financing Party shall provide a Limited Power of Attorney for the purposes of titling the Vehicles.

4.3           Pricing.  The pricing for each Vehicle shall be determined by Financing Party and the Company from time to time.

SECTION FIVE – REPRESENTATIONS, WARRANTIES AND COVENANTS

5.1           Mutual Representations and Warranties.  Financing Party and Company each represents and warrants to the other as follows:

(a)           The execution and delivery of this Agreement and the performance by it of the transactions contemplated hereby have been duly authorized by all necessary corporate action, and this Agreement constitutes a legal, valid and binding obligation enforceable in accordance with its terms; and

(b)           It has all governmental approvals, permits, certificates, inspections, consents and franchises necessary to conduct its respective business, substantially as now conducted and to own or finance and operate its properties as now owned, financed or operated by it, except where the failure to obtain any of the foregoing does not materially and adversely impair the ability of each to operate its business or to perform its obligations under this Agreement.

5.2           Representations and Warranties of Company.  Company represents and warrants to Financing Party that as of the date each Transaction is submitted for approval to Financing Party as follows:

(a)           Company is a duly organized and validly existing corporation and/or limited liability company, as the case may be, and has full power to enter into this Agreement and to carry out the transactions contemplated hereby and is in good standing in the state of its organization, as set forth in the Preamble of this Agreement.

(b)           There are no other agreements between Company and the Lessee/Borrower or any guarantor, which will modify, amend or waive any terms or conditions of any Transaction.  There are no express or implied warranties or representations made by Company or its employees, affiliates, subsidiaries, directors, officers, members, shareholders, and/or contractors (collectively, “Representatives”) to the Lessee/Borrower.  Lessee/Borrower enters into the Transaction in reliance on the manufacturer’s standard warranty only, to the extent, where the Vehicle may be a used vehicle, the warranty is still in force and effect.

(c)           Company and its representatives have not committed any fraudulent act or participated in any fraudulent act or activity in connection with the execution, delivery of the Transaction Documents or the performance of this Agreement.

(d)           Ownership of the Vehicles shall be vested in Financing Party or its affiliate upon its purchase of the Vehicle, free and clear of any and all liens and encumbrances whatsoever and such sale shall vest Financing Party or its affiliate with full, complete and unencumbered title to the Vehicles.  If the leased/financed Vehicles are not new Vehicles, the Company shall assist the Financing Party in transferring title to the Vehicles to Financing Party or its agent and specify, for purposes of the Transaction documents, the age and mileage of the Vehicles in question.

(e)           To the best of Company’s knowledge, all credit information concerning the Lessee/Borrower given to Company and relative to Financing Party’s evaluation of such Application, has been disclosed to Financing Party (including information of any fact or circumstance which would constitute a default under a Transaction), and Company has not altered or withheld any credit information concerning the Lessee/Borrower given to Company and relative to Financing Party’s evaluation of such Application.

(f)           Fleets referred to Financing Party by Company will be seeking to lease/finance Class VIII tractors from major manufacturers.

(g)           To the best of Company’s knowledge, Company’s conduct in soliciting or arranging any Transaction has not violated in any material respect any federal or state law, rule, or regulation, which will result in the rescission of any Transaction.

(h)           Company will not take any action or omit to take any action, which will cause the Transaction or any related document to become invalid, cancelable, or unenforceable, excepting the remarketing of the associated  Vehicles pursuant to the terms of the Service Agreement, where warranted.

(i)           Neither the execution and delivery of this Agreement, the consummation of the transactions contemplated hereby, nor the fulfillment of or compliance with the terms and conditions of this Agreement by the Company, conflict with or result in a breach of or a default under any of the terms, conditions or provisions of any legal restriction (including, without limitation, any judgment, order, injunction, decree or ruling of any court or governmental authority, or any federal, state, local or other law, statute, rule or regulation) or any covenant, agreement or instrument to which the Company is a party, or by the Company or any of the Company’s property is bound (including, without limitation, any agreement or other financing arrangement between the Company and Element Financial Corp.).

(j)           Each Transaction Document is in full force and effect, and there are no claims, suits, actions, arbitrations or other proceedings or governmental investigations, including, without limitation, any counterclaims or claims by any Lessee/Borrower, pending, or, to the best of the Company’s knowledge, threatened, against the Company relating to any Transaction or the acquisition, collection or administration of any Transaction.  The Company has not received any notice of, nor to the best of the Company’s knowledge, is there any valid basis for any claim against, or assertion of liability against, the Company relating to any Transaction, or the acquisition, collection or administration thereof.  At the time of the purchase and/or funding of each Transaction by Financing Party, there are no claims, suits, actions, arbitrations or other proceedings or governmental investigations pending, or, to the best of the Company’s knowledge, threatened, against the applicable Lessee/Borrower or any related Vehicle.

(k)           All information, in whatever form provided by Company to Financing Party concerning the Lessees/Borrowers, the Transactions and the Vehicles related thereto, including, without limitation: (i) the legal names and addresses of Lessees/Borrowers, (ii) the amount, due dates and monthly payment stream of payments due under Transaction Documents, as applicable (iii) variable payment rates and fixed price purchase options due under the Transaction Documents, as applicable, (iv) descriptions of Transaction Documents, (v) stated residual values, (vi) cash flows, (vii) delinquencies, and (viii) the amount of any security deposits, advance payments or other collateral held by Company as security for Transaction obligations, has been provided with the knowledge that Financing Party has been induced to enter into this Agreement on the terms agreed upon in reliance on such information, and Company warrants that all such information is accurate and correct in all material respects and that Company has not withheld any material adverse information.

5.3           Representations and Warranties of Financing Party.  Financing Party represents and warrants to Company that as of the date each Transaction is accepted by Financing Party and thereafter as follows:

(a)           Financing Party is a duly organized and validly existing limited liability company and has full power to enter into this Agreement and to carry out the transactions contemplated hereby, and is in good standing in the state of its organization, as set forth in the Preamble to this Agreement.

(b)           Financing Party and its agents and employees have not committed and will not commit to any fraudulent act or have not participated and will not participate in any fraudulent act or activity in connection with the execution of the Transactions or this Agreement.

(c)           The conduct of Financing Party in processing any Application, including the granting or denial of credit, whether in Financing Party’s name or the name of Company, has not violated and will not violate in any material respect any federal or state law, rule or regulation.

5.4           Affirmative Covenants of Company.

(a)           From the date hereof until the date on which all obligations of Lessees/Borrowers under all Transactions have been fully paid and otherwise discharged or this Agreement terminated, the Company shall provide such financial information and reports as Financing Party may reasonably request from time to time.

(b)           Company will promptly fulfill and perform all obligations, covenants, liabilities, warranties and duties, if any, on its part to be fulfilled and performed in connection with a Transaction and any other agreements or instruments executed by Company with respect to the maintenance or servicing by Company of the Vehicles subject to a Transaction.  Financing Party and/or any subsequent assignee of Financing Party shall have no obligation or liability with respect to the maintenance or servicing of the Vehicles subject to a Transaction and shall not be obligated to perform any of Company’s obligations thereunder; Company’s obligations under a Transaction may be performed by Financing Party or any subsequent assignee, however, without releasing Company therefrom.

(c)           Company will obtain and provide to Financing Party proof of insurance from each new Lessee/Borrower with respect to the Vehicles subject to each Transaction, and make certain that Financing Party is the beneficiary of the insurance as owner pursuant to the terms of the Service Agreement.

(d)           If a Transaction goes into default, Company shall repossess and recondition the Vehicles subject to the Transaction.

(e)           For the term of any Transaction, Company shall make all reasonable efforts to advise Financing Party of any matter of which Company has knowledge that may be materially detrimental to a Lessee’s/Borrower’s financial condition.

(f)           So long as this Agreement is in effect, Company will notify Financing Party of any change in the persons authorized to represent Company in the transactions contemplated hereby and in the event of any such change will provide Financing Party with updated evidence of authority and specimen signatures for each individual.

SECTION SIX – TRANSACTION SERVICING

6.1           Servicing of Transactions.  Company shall, pursuant to the Service Agreement, provide general administrative services, including billing and collecting all Payments, fulfilling the obligations as lender, lessor and/or owner, as the case may be, under the Transactions, the enforcement of Financing Party’s rights under the Transaction Documents and/or this Agreement and the taking of such other actions that may be necessary to protect Financing Party’s rights and interest in and to the Transactions and/or the Vehicles in accord with the Service Agreement.

SECTION SEVEN – REPURCHASE OF TRANSACTIONS

7.1           Breach of Transaction.

(a)           If Company has committed a material breach of any of its representations, warranties and/or covenants contained in this Agreement and, as a result of such breach, a Transaction becomes in default, provided that the breach is curable, then Company shall have ten (10) days (the “Cure Period”) after receipt of Notice to Cure from Financing Party (a “Notice to Cure”) to cure such breach.  If Company fails to cure such breach in accordance with the terms of this Section 7.1, or if the breach is not curable, then Company shall repurchase from Financing Party such Transaction, within five (5) business days of the receipt of a request to repurchase such Transaction from Financing Party for an amount determined as follows:

(i)           An amount equal to the sum of (i) the aggregate amount of all amounts presently due with respect to the applicable Transaction, plus (ii) all future unpaid Payments to be made under the Transaction until the expiration of the initial term of the Transaction, plus (iii) the purchase option or booked residual value for the Vehicles at the end of the initial term of the Transaction with all accelerated Payments and the purchase option or booked residual for the Vehicle discounted at the interest rate for such Transaction.

(ii)           The amounts set forth in subparagraph (a) above shall be referred to as “Unrecovered Investment.”  Upon receipt of the Unrecovered Investment, Financing Party or, if applicable, its assignee, shall assign to Company all of its rights, title and interest of Financing Party in and to such Transaction, any related documents, the  Vehicles and the Payments, free of all liens, encumbrances or interest arising through Financing Party.

(b)           The parties acknowledge and that Company’s repurchase obligations pursuant to this Section 7.1 are not subject to the recourse obligations (and the limitations thereon) of Company pursuant to Section 8.2 and 8.3 below.

SECTION EIGHT – INDEMNIFICATION, RESERVE ACCOUNT, REMARKETING

8.1           Indemnification.

(a)           Company agrees to indemnify and hold harmless Financing Party and its affiliates, subsidiaries, employees, directors, officers, members, shareholders, and agents, and any participant from any and all losses, claims, liabilities, demands and expenses (“Losses”) whatsoever (including without limitation reasonable attorneys’ fees) arising in connection with or in any way related to (i) the breach of any of Company’s covenants, warranties and representations in this Agreement, (ii) delivery by Company of any inaccurate or misleading credit information concerning any Lessee/Borrower and/or in connection with any Application to Financing Party, regardless of whether such inaccurate or misleading information was deliberately submitted to Company or was a result of an inadvertent error in the submission and/or processing of any Application, and/or (iii) any claim, losses or liabilities related to any Transaction or any Vehicle(s) related thereto.

(b)           Financing Party agrees to indemnify and hold harmless Company, including any attorneys’ fees incurred, and their respective current and future successors, assigns (where permitted), affiliates, subsidiaries, employees, directors, officers, members, shareholders, and agents, and any participants from any Losses sustained by Company in connection with or in any way related to any breach by Financing Party of its representations or warranties in this Agreement.

(c)           All obligations under this Section 8.1 shall survive any expiration or termination of this Agreement and the termination of any Transaction, but in no event longer than the applicable statute of limitations.

8.2           Reserve Account.

(a)           To provide recourse to Financing Party for losses that Financing Party may incur in connection with the Transactions, Company shall allocate for each Transaction approved and funded pursuant to this Agreement 5% of the overall cost of the associated Vehicles into that certain  reserve account (“ Reserve Account”) established pursuant to that certain Program Agreement (“Program Agreement”) executed by and between the parties of even date herewith and pursuant to the terms of that certain Reserve Account Agreement executed by and between the parties on even date herewith (the “ Reserve Account Agreement”).  The Reserve Account will cover Transactions subject to this Agreement and Transactions covered by the Portfolio Purchase Agreement and the Program Agreement. Company shall maintain the Reserve Account pursuant to the terms of the Reserve Account Agreement until such time as it shall be terminated or end by its own terms.

(b)           Company shall keep a complete and accurate accounting with respect to the Transactions subject to this Agreement, the Transactions subject to the Portfolio Purchase Agreement and the Program Agreement included in the Reserve Account.  The Company shall furnish to the Financing Party written monthly reports setting forth information concerning amounts accrued to and paid out of the Reserve Account and the balance of the Reserve Account, together with such additional information as may be requested by Financing Party in its reasonable discretion.

(c)           The obligations of the parties with respect to the Reserve Account and the recovery and remarketing of Vehicles pursuant to this Agreement, the Reserve Account Agreement, and/or the Service Agreement, shall survive the termination of this Agreement until such time as any Transactions entered into and financed by Financing Party pursuant to this Agreement have fully matured and been paid in full and satisfied.

8.3           Recovery and Remarketing.

(a)           Upon the occurrence of a default or an event of default pursuant to the terms of any Transaction Documents (“Event of Default”) applicable to a Transaction (each such Transaction is hereafter referred to as a “Defaulted Transaction”), Company will, in good faith, pursue the recovery of the Vehicles subject to a Defaulted Transaction pursuant to the terms of the Service Agreement.

(b)           In the event the Vehicles subject to a Defaulted Transaction is successfully remarketed following a voluntary surrender to or successful repossession by Company, the proceeds of the sale of the Vehicles shall be distributed in accord with the terms of the Service Agreement.

SECTION NINE – GENERAL PROVISIONS

9.1           Independent Parties.  Financing Party and Company are separate entities, which have entered into this Agreement for independent business reasons.  Neither Financing Party nor Company has acted, act, or shall be deemed to have acted or act, as an agent for the other, except with respect to those acts of Financing Party specifically permitted to be taken and actually taken pursuant to and in accordance with the terms hereunder.

9.2           Term and Termination.  The initial term of this Agreement is three (3) years from the date of this Agreement (the “Initial Term”).  Upon the expiration of the Initial Term, this Agreement shall automatically renew for successive one (1) year terms, unless terminated in accordance with the terms hereof.  Notwithstanding the generality of the foregoing, Financing Party may, at its election, immediately terminate the Agreement in the event Company fails to comply with any of the representations, warranties and/or covenants set forth herein.  Upon expiration of the Initial Term, Financing Party and/or Company may terminate this Agreement at any time by giving the other at least ninety (90) days written notice of such termination, whereupon the obligations of the parties with respect to Transactions not accepted prior to the expiration of such period shall terminate to the extent the same have not been performed or are not required to have been performed prior to such termination.

9.3           Accounting.  Financing Party and Company shall cooperate with each other by furnishing, subject to each party’s then-current internal policies, such records and supporting material relating to Payments under this Agreement or Payments under the Transactions as may be reasonably requested in the event either party is audited by any taxing authority and as is required by the Service Agreement.

9.4           Assignability.  Company may not assign, sell, or otherwise transfer any of its rights or obligations under this Agreement without Financing Party’s prior written consent.  Financing Party may not assign this Agreement prospectively without notice to Company and prior written consent, which will not be unreasonably withheld.  Notwithstanding the foregoing, Company acknowledges and agrees that the Financing Party may however: (a) assign any and all of its rights and obligations, including, without limitations, any Transactions entered into pursuant hereto, under this Agreement to a third party (hereinafter the “Assignee”), and (b) release any and all information received by Financing Party pursuant to this Agreement, including without limitation, any confidential documents or information that may have been received by Financing Party from Company, to such Assignee.

9.5           Notices.  Notices under this Agreement shall be deemed to have been given if mailed, postage prepared by U.S. First Class mail or by facsimile or email to the other party at the address stated below or such other address as such party may have provided by written notice.

If to Company:

Quality Equipment Leasing, LLC
Attn: Danny Williams, COO
9702 East 30th Street
Indianapolis, IN 46229
Email: dwilliams@celadontrucking.com

If to Financing Party:

19th Capital Group, LLC
353 West Lancaster Avenue, Suite 300
Wayne, Pennsylvania 19087
Attn: Jeffrey R. Larsen
Email: jeff@larsenmaccoll.com

9.6           Miscellaneous.

(a)           Paragraph headings appearing in this Agreement are for convenience of reference only and shall not modify, define, expand or limit any of the terms or provisions hereof.  The parties agree that this Agreement has been executed and delivered in, and shall be construed in accordance with the laws of the State of Delaware.

(b)           If, at any time, any provisions of this Agreement shall be held by any court of competent jurisdiction to be illegal , void or unenforceable, such provision shall be of no force and effect, but the illegality or unenforceability of such provision shall have no effect upon and shall not impair the enforceability of any provision of this Agreement.

(c)           This Agreement constitutes the entire agreement between the parties concerning the subject matter hereof and incorporates all representations made in connection with negotiation of the same.  The terms hereof may not be amended or modified orally, but only by written agreement duly executed by each of the parties, or by supplements hereto as agreed to by the parties.

(d)           This Agreement and any amendments hereto shall be binding on and inure to the benefit of the parties hereto and their respective permitted successors and assigns.

(e)           This Agreement may be executed by one or more parties on any number of separate counterparts each of which counterparts shall be an original, but all of which when together shall be deemed to constitute one and the same instrument.  The parties hereto may deliver executed signature pages to this Agreement by facsimile or electronic mail transmission, such signatures shall be treated as, and have the effect of, an original document.

9.7           Jurisdiction and Venue.  The parties hereto agree to the exclusive jurisdiction of the United States District Court for the State of Delaware or, if the jurisdictional minimum amount, if any, is not met, the state courts of the State of Delaware in any and all disputes, actions, or proceedings arising hereunder.

9.8           Waiver of Jury Trial.  The parties hereto (by acceptance of this Agreement) mutually hereby knowingly, voluntarily, and intentionally waive the right to a trial by jury in respect to any claim based hereon, arising out of, under or in connection with this Agreement or any other agreements or documents executed or contemplated to be executed in connection herewith, or any course of conduct, course of dealings, statements (whether verbal or written) or actions of any party, including, without limitation, any course of conduct, course of dealings, statements or actions of Financing Party, or any of its successors and assigns, relating to the administration or enforcement of the Transactions (collectively, “Actions” and singularly, an “Action”).  Further, the parties hereto agree that in the event either party commences an Action, the losing party shall pay the costs and expenses, including, but not limited to, attorneys’ fees, incurred the prevailing party in prosecuting or defending, as the case may be, such Action.

[Signature Page Follows]

IN WITNESS HEREOF, intending to be legally bound, the parties hereto have caused their duly authorized representatives to execute this Fleet Program Agreement on the date first set forth above.

19th CAPITAL GROUP, LLC

BY:
PRINT NAME: George Chasteen
TITLE: President

QUALITY COMPANIES LLC, formerly dba QUALITY EQUIPMENT SALES and QUALITY EQUIPMENT LEASING, LLC, dba QUALITY EQUIPMENT SALES
BY:
PRINT NAME: Leslie Tarble
TITLE: Chief Financial Officer

EXHIBIT E

SERVICE AGREEMENT

See attached.

SERVICE AGREEMENT

THIS SERVICE AGREEMENT (this “Agreement”) is dated as of September 28, 2015, by and between Quality Companies, LLC, formerly dba Quality Equipment Sales, an Indiana limited liability company, and Quality Equipment Leasing, LLC, dba Quality Equipment Sales, a Delaware limited liability company, (collectively “Servicer”), and 19th Capital Group, LLC, a Delaware limited liability company (“Purchaser”).

WHEREAS, Servicer (as Seller) and Purchaser have entered into a Portfolio Purchase and Sale Agreement of even date herewith (the “Purchase Agreement”), whereby Servicer agreed to sell and assign to Purchaser certain Transactions and the Assigned Property related thereto, including its rights in and to the Payments due under the Transaction Documents (collectively, the “Existing Transactions”);

WHEREAS, Servicer and Purchaser have entered into a Program Agreement (the “Program Agreement”) and a Fleet Program Agreement (the “Fleet Program Agreement”) (together the “Program Agreements”) under which Servicer may refer certain Independent Contractors and Fleets (together the “Obligors”) to Purchaser on an ongoing basis for the purpose of the Obligors entering into Transactions with Purchaser in which such Obligors would lease or finance Delivery Vehicles for use in delivering goods and Vehicles used by Fleets as set forth in the Program Agreements (individually a “Delivery Vehicle” or “Fleet Vehicle” or a “Vehicle” and together “Vehicles”), and in the future Servicer (as Seller) and Purchaser may enter into additional Portfolio Purchase and Sale Agreements, in which Servicer will to sell and assign to Purchaser certain Transactions and Assigned Property related thereto, including its rights in and to the Payments due under the Transaction Documents (the transactions contemplated by the Program Agreements and any future Portfolio Purchase and Sale Agreements are referred to collectively as the “Future Transactions”);

WHEREAS, Purchaser and Servicer have agreed that, unless and until Servicer is terminated as billing and collecting agent under this Agreement, Servicer shall serve as billing and collecting agent for the benefit of Purchaser to perform certain administrative duties in connection with the Existing Transactions and Future Transactions and Payments, to the extent set forth herein, including, without limitation, the obligation to collect and receive the Payments on behalf of Purchaser and to remit same to Purchaser, and to ensure that insurance remains in place and that all sales, use, personal property, privilege, license and other taxes arising under or in connection with the Assigned Interests are paid (“Tax Payments”) and that all tax returns, reports and filings (“Tax Filings”) are properly made; and

WHEREAS, Servicer and Purchaser desire to set forth the terms and conditions under which Servicer will be responsible for the servicing and administration of the Existing Transactions and Future Transactions and Payments in connection therewith, including collection, receipt and remittance of the Payments on behalf of Purchaser.

NOW, THEREFORE, in consideration of the mutual covenants and agreements herein contained, and of other valuable consideration, receipt of which is hereby acknowledged, the parties hereby agree as follows:

1.
Capitalized terms used herein but not otherwise defined herein shall have the meanings assigned to such terms in the Purchase Agreement and the Program Agreements, as applicable. The following terms used herein shall have the meanings indicated:

“Distribution Date” means the tenth day of each calendar month.

“Event of Bankruptcy” means either of the following:

(a)
Servicer shall become insolvent or bankrupt or shall admit in writing its inability to pay any portion of its debts as they mature or make an assignment for the benefit of creditors, or a receiver or trustee shall have been appointed with respect to it or to any of its estate; or

(b)
any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings or other proceedings for relief under Title 11 of the United States Code or any federal or state bankruptcy or insolvency law or similar law now or hereafter in force for the relief of debtors shall be instituted by or against Servicer, shall be consented to by Servicer or shall not be dismissed within sixty (60) days of such institution or Servicer shall take any action in the furtherance of the institution of any such proceeding.

“Reporting Period” means each calendar month.

2.	Collection of Payments.

(a)	Servicer agrees at its sole cost and expense to act as billing and collecting agent for the benefit of Purchaser as follows:

(1)
All Transaction payment amounts shall be automatically deducted from the earnings of the Independent Operator and paid to Servicer for the benefit of, and shall be held in trust for, Purchaser (the “Actual Payment”).

(2)	For Transactions that have variable lease payments, Servicer and Purchaser shall agree upon an expected monthly lease payment for each Transaction (the “Expected Payment”).

(3)
Servicer shall pay to the Purchaser the Expected Payment and the contractual amount for Transactions with fixed payments for each outstanding Transaction by the 10th day of each month, in arrears.  Accompanying the payment will be an Excel file which will include the following fields (and such other information as may be reasonably requested by Purchaser):

(4)	A template of the above file will be provided to the Servicer at or before Closing of the Purchase Agreement between the parties.

(5)
Each month, by the 5th business day following the end of the preceding month, Servicer shall provide a copy of the “Lock Box File” to the Purchaser. The Lock Box File is a file the form of which will be prepared by Servicer approved by Purchaser and reflects, by Transaction, the actual cash collected during the month from Obligors.

(6)	Servicer shall maintain the Reserve Account in accordance with the Reserve Account Agreement entered into between the Servicer and Purchaser of even date herewith.

(7)
With respect to Transactions that are terminated for reasons other than a default by an Obligor, including but not limited to, the early termination of the Transaction by the Obligor, loss due to accident, or the mutual agreement of the Servicer and Purchaser to sell a Delivery Vehicle or Vehicle to third parties in the market place, the proceeds from such event necessary to satisfy Purchaser’s Net Book Value (as defined in Section 2(c)(2) herein) for the Transaction will be paid to the Purchaser within forty-eight (48) hours of such receipt and Purchaser shall return the title associated with such Delivery Vehicle or Vehicle to Servicer within ten (10) business days of Purchaser’s receipt of its Net Book Value for the Transaction. To the extent the proceeds received by Servicer exceed Purchaser’s Net Book Value for the Transaction, such excess proceeds shall be divided between Servicer and Purchaser after Servicer has been reimbursed for actual cost of reseating the Delivery Vehicle as approved by Purchaser and any shortfall the Servicer experienced in making the Expected Payments and the contractual payments.

(b)	Maintenance of Delivery Vehicles. Servicer shall manage the regular maintenance of the Delivery Vehicles which are the subject of the Transactions as follows:

(1)
Each of the Existing Transactions and Future Transactions call for payment by Independent Operators into a maintenance fund created with respect to each Delivery Vehicle subject to a Transaction and based on the total number of miles the Delivery Vehicle is driven per month by the Obligor (each said fund is referred to a “Maintenance Fund” and the aforesaid payment contributions are referred to, collectively, as “Maintenance Contributions”).

(2)
All Maintenance Contributions shall be automatically deducted from the earnings of Independent Operators and paid to Servicer for Servicer’s benefit to be used to fund the repairs of the Delivery Vehicles.

(3)	Servicer shall keep an accounting of the Maintenance Fund for each Transaction.

(4)	If maintenance or repair of a Delivery Vehicle is necessary, Servicer shall use the Maintenance Fund for the applicable Transaction to pay for the necessary maintenance or repair.

(5)
If the Maintenance Fund is insufficient to cover the expense of maintenance or repair, Servicer shall make arrangements with the Independent Operator for credit with respect to the deficient amount to be paid over time by future Maintenance Fund payments.

(6)
Purchaser shall have no obligation with respect to any Maintenance Fund or any maintenance or repair of Delivery Vehicles which are the subject of the Transactions unless Purchaser should elect to terminate this Agreement and Servicer’s rights and obligations, as servicer, hereunder.

(c)	Remarketing and Sale of Vehicles. Servicer shall be responsible for the remarketing and eventual sale of Vehicles as follows:

(1)
In the event that an Obligor obligated on a Transaction shall default on the Transaction prior to its maturity, Servicer shall promptly notify Purchaser of such default and Servicer’s planned course of conduct in accord with this section of this Agreement.

(2)
When a default occurs, Servicer shall first determine whether the present residual value of the Vehicle is in excess of the Net Book Value of the Vehicle (the “Net Book Value” being calculated by adding the Transaction payments remaining until maturity to the expected eventual residual value). Purchaser may waive this requirement for payment of the Net Book Value at its discretion. Servicer shall inform Purchaser of the potential sale price of a Vehicle when a default occurs.

(3)
If the present residual value of the Vehicle is in excess of the current Net Book Value of such Vehicle, Servicer may sell such Vehicle or, with the authorization of the Purchaser, enter into a lease for such Vehicle.

(4)
If the Vehicle is sold, the proceeds from the sale of the Vehicle shall be distributed within 48 hours of Servicer’s receipt of such proceeds as follows: (a) the Net Book Value of such Vehicle shall be remitted to the Purchaser; (b) any excess cost beyond the maintenance balance retained from Independent Operator for the reconditioning of the Vehicle for sale shall be returned to the Reserve Account held with the Servicer pursuant to the Reserve Account Agreement between the parties of even date herewith (the “Reserve Account Agreement”); and (c) any excess funds remaining after the disbursements under (a) and (b) above shall be divided 50% to Servicer and 50% to Purchaser.

(5)
If the present residual value of the Vehicle is not in excess of the current Net Book Value of such Vehicle, then (i) if such Vehicle is a Delivery Vehicle, Servicer shall be responsible for obtaining a new Independent Operator to enter into a Transaction for the Delivery Vehicle in question, or funds will be paid to Purchaser from the Reserve Account, or (ii) if such Vehicle is not a Delivery Vehicle, funds will be paid to Purchaser from the Reserve Account.

(6)	While remarketing the Vehicles, Servicer shall continue to make Expected Payments and the contractual amount for Transactions with fixed payments on the terminated Transaction.

(7)	When remarketing a Delivery Vehicle, Servicer shall give priority to placing an Independent Operator with the remarketed Vehicle ahead of all other opportunities.

(8)
When a new Independent Operator is found with respect to a remarketed Vehicle, the Independent Operator shall enter into a new Transaction with Purchaser, as lessor or lender thereunder, for no additional consideration, and Servicer shall deliver all original Transaction Documents evidencing said new Transaction to Purchaser.

(d)
Servicer agrees to indemnify Purchaser against any damages, claims, costs or expenses (including but not limited to reasonable attorneys’ fees) which may be incurred by Purchaser to the extent they arise out of the negligence or willful misconduct of, or any violations of law by, Servicer in performing any of its duties under this Agreement.

3.	Reporting Requirements. Servicer shall provide to Purchaser the following reports on each Distribution Date (each to be in form and substance reasonably acceptable to Purchaser):

(a)	Pursuant to Section 2(a)(6), the Lock Box File or similar acceptable report to Purchaser;

(b)	Delinquency Report sorted by Obligor, for the most recent Reporting Period;

(c)	All gains and losses on sales of Vehicles for the most recent Reporting Period;

(d)	Outstanding Advance Report listing by Transaction what portions of the most recent Aggregate Monthly Payment constituted Advances and the total outstanding Advances with respect to each Transaction;

(e)	A Reserve Account report, indicating the amount of the Reserve Account and all additions and subtractions thereto since the prior report;

(f)
On or before the 5th business day of each month, a data file in electronic form reflecting all gross balances due at the Transaction level in the same format as outlined in Section 3.1(c) of the Portfolio Purchase Agreement;

(g)	An Idle Truck Report which reflects the Vehicles which are idle at the end of each month and the activity related to idle trucks in such month;

(h)	A Preventative Maintenance Compliance Report at each month end;

(i)
Quarterly compliance certificate from the Chief Finance Officer of Servicer certifying as to (i) the continuing accuracy and completeness of the representations and warranties of Servicer under this Agreement, the Program Agreements, the Reserve Account Agreement and the Purchase Agreement, and (ii) the compliance by Servicer with all of its covenants, duties and obligations under such agreements; and

(j)	Other reports as may be reasonably requested by Purchaser from time to time.

4.	Servicer covenants to:

(a)
comply with all applicable laws with respect to its activities under this Agreement, including any of its obligations with respect to the Transactions and enforcing any of Purchaser’s rights thereunder;

(b)	preserve its existence as a corporation and/or limited liability company, as the case may be, duly organized, validly existing and in good standing, under the laws of the State of Delaware;

(c)
permit inspection/audit by Purchaser or its designees of Servicer’s books and records relating to the Transactions, Payments and other Assigned Property upon reasonable notice during normal business hours at Servicer’s address set forth above, and shall assist Purchaser in connection with such inspections/audits;

(d)	comply with its obligations under the Transaction Documents;

(e)
not agree to any amendments or modifications of the Transaction Documents (without the prior written consent of Purchaser) that would (i) change the amount, due date, interest rate or rental rate or prepayment fee, defer or forgive the payment of any principal or interest or rent (including changing the maturity date of a Transaction), (ii) waive any provision of a Transaction (including any change in any time period) prohibiting prepayment in whole or in part, or reduce the outstanding principal amount or imputed principal balance (except for reductions contemplated by the Transaction Documents), (ii) release, or agree to the substitution or exchange of any Collateral for, any portion of the Transaction or Collateral or release the liability of any person or entity liable for any payment on any Transaction, (iii) grant any concession with respect to the compliance with any material obligations imposed by the Transaction Documents, (iv) release the Obligor from any of its obligations to make any payment with respect to any Transaction, or (v) accelerate or extend the maturity date of any Payment, commence any action, terminate any Transaction or repossess and resell any Collateral, or (vi) take any action or fail to take any action which would materially adversely affect the value of any Existing Transactions or Future Transactions, reduce the likelihood of recovery of any Payment or the security of the Transaction.

(f)	not impair the rights or breach the quiet enjoyment of any Obligor under the Transaction Documents,

(g)	not create any lien, security interest or other encumbrance against any Assigned Property except in favor of Purchaser as may be permitted by Purchaser in writing;

(h)
comply with its credit and collection policies with respect to the Payments, which policies shall be commercially reasonable and in accordance with applicable laws and with normal policies of similar companies in the equipment finance and leasing industries;

(i)	pursue the interests of Purchaser in the same manner as it would pursue its own interests in the exercise any remedies available under the Transaction Documents, without discrimination;

(j)	promptly provide to Purchaser copies of any notices and material information received by Servicer in connection with any Transaction;

(k)
notify Purchaser monthly of the existence of any default or event of default, or the occurrence of any event which, with notice or lapse of time, or both, would constitute a default or event of default under any Transaction Document of which Servicer has knowledge;

(l)
provide evidence of insurance for each Transaction pursuant to the Transaction Documents to Purchaser and make claims against any insurance policy relating to the Vehicles in the same manner as it would pursue its own interests, and to promptly remit to Purchaser any insurance proceeds received as a result of such claim; and

(m)
provide to Purchaser copies of its audited yearly financial statements within 120 days after the end of each fiscal year, and such other financial statements and reports as may be reasonably requested by Purchaser from time to time.

Servicer further agrees to pay Purchaser interest (after as well as before judgment) on any amounts required to be paid by Servicer to Purchaser hereunder and not paid by Servicer when due hereunder at the rate equal to the highest Discount Rate plus four percent.

5.
Termination of Servicing. Purchaser may, upon written notice to Servicer, terminate the rights and obligations of Servicer set forth in this Agreement, or any portion thereof, and notify the applicable Obligor(s) to make all subsequent Payments directly to Purchaser upon the occurrence of any one of the following:

(a)
if Servicer shall fail to make any required payment due hereunder and such failure shall continue unremedied for ten (10) business days after notice, or if Servicer shall fail to perform any of its other agreements hereunder in any material respect and such failure shall continue unremedied for thirty (30) days after notice;

(b)
any material representation or warranty made by Servicer in the Purchase Agreement, any future Portfolio Purchase and Sale Agreements, Program Agreements, the Reserve Account Agreement, or by Servicer in this Agreement shall prove to be false or inaccurate in any material respect if such inaccuracy would have a material adverse effect and such inaccuracy has not been remedied in all material respects within thirty (30) days after written notice;

(c)
Servicer shall fail to perform any covenant contained in the Purchase Agreement, any future Portfolio Purchase and Sale Agreements, the Reserve Account Agreement or Program Agreements and such failure shall continue unremedied for thirty (30) days (or in the case of a failure to pay money, ten (10) business days) after written notice;

(d)
Servicer shall suffer a change of ownership of a controlling position of the capital stock, or a sale of all or substantially all of the assets of Servicer to any entity or individual which is not now an affiliate of Servicer;

(e)	an Event of Bankruptcy shall have occurred with respect to Servicer or any parent company of Servicer; or

(f)
if Servicer fails to repurchase any Transaction pursuant to Article V of the Purchase Agreement or any future Portfolio Purchase and Sale Agreements, provided however, that in such event, any termination of Servicer as Servicer shall only be with respect to the Transaction related to such Transaction Document and only if Purchaser elects to take over servicing, as opposed to proceeding with the remarketing of the Delivery Vehicle, as referenced above.

6.
Upon any termination, as provided, herein, Servicer shall deliver to Purchaser all requested and available information concerning the billing and payment by Servicer hereunder so that Purchaser or Purchaser’s designee may assume such duties and shall otherwise cooperate with Purchaser to accomplish the prompt, effective and smooth transition of servicing to Purchaser or Purchaser’s designee. This will include transfer of automatic deductions generated by Obligors to Purchaser, including lease Payments and Maintenance Fund payments. Servicer shall transfer all funds in its possession in maintenance accounts with respect to Obligors and the Transactions to Purchaser.

In the event that this Agreement is terminated, the triggers for funding the Reserve Account will commence (as described in the Reserve Account Agreement) and available funds will be provided to the Purchaser immediately. The Reserve Account will be held until full payout of all Transactions.  The replacement servicer, which may include the Purchaser will earn a reasonable fee to be paid from the Reserve Account.

Except as otherwise provided herein or in the Purchase Agreement, any future Portfolio Purchase and Sale Agreements, the Reserve Account Agreement or the Program Agreements, upon such termination of Servicer, Servicer shall be relieved of any further servicing obligations with regard to the Transaction Document for which servicing was terminated. Upon any termination, as provided, herein, Servicer does hereby irrevocably constitute and appoint Purchaser or a new billing and collection agent designated by Purchaser, as its true and lawful attorney with full power of substitution, for it and in its name, place and stead, to enforce, ask, demand, collect, receive, receipt for, sue for, compound and give acquittance for any and all Payments and other obligations with respect to the Transaction(s) for which servicing has been terminated, and to endorse the name of Servicer on all checks, collections, receipts, instruments or notices in connection with any Payments or other obligations.

7.
All notices, requests and demands to or upon the parties hereto shall be deemed to have been given or made when received by the parties at the following addresses, or to such other addresses as may hereafter be designated in writing:

If to Servicer:

Quality Equipment Leasing, LLC
Attn: Danny Williams, COO
9702 East 30th Street
Indianapolis, IN 46229
Email: dwilliams@celadontrucking.com

If to Purchaser:

19th Capital Group, LLC
353 West Lancaster Avenue, Suite 300
Wayne, Pennsylvania 19087
Attn: Jeffrey R. Larsen
Email: jeff@larsenmaccoll.com

8.	This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware.

9.	This Agreement shall be binding upon the parties hereto and their respective successors and permitted assigns.

10.
Servicer may not assign, sell, or otherwise transfer any of its rights or obligations under this Agreement without Purchaser’s prior written consent. Notwithstanding the foregoing, Servicer acknowledges and agrees that Purchaser may, without prior notice to Servicer, assign any and all of its rights and obligations under this Agreement, including to one or more parties providing financing to Purchaser.

11.
This Agreement may be executed in any number of counterparts, and by different parties hereto on separate counterparts, each of which, when so executed and delivered shall be an original but all such counterparts shall together constitute one and the same instrument.  The parties hereto may deliver executed signature pages to this Agreement by facsimile or electronic mail transmission, such signatures shall be treated as, and have the effect of, an original document.

12.	This Agreement supersedes all previous arrangements and agreements, whether written or oral, and comprises the entire agreement, between the parties hereto in respect of the subject matter hereof.

13.	This Agreement may be amended or varied only by writing, of even or subsequent date hereof, executed by Purchaser and Servicer, or by supplements, as agreed hereto to by the parties.

14.
No course of dealing between Purchaser and Servicer, nor any delay in exercising any rights or remedies hereunder or otherwise shall operate as a waiver of any of the rights and remedies of Purchaser or Servicer.

15.	The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provision.

16.
Each of Purchaser and Servicer agrees to execute and deliver promptly to the other all such further instruments and documents as may reasonably be requested by the other in order to carry out fully the intent, and to accomplish the purposes, of the transactions referred to herein.

17.	SERVICER AND PURCHASER WAIVE THEIR RIGHT TO A TRIAL BY JURY WITH RESPECT TO ANY MATTER ARISING UNDER OR IN CONNECTION WITH THIS AGREEMENT.

18.
The parties hereto agree to the exclusive jurisdiction and venue for any disputes, actions, or proceedings arising hereunder of the United States District Court for the State of Delaware or, if the jurisdictional minimum amount, if any, is not met, then any applicable State Court in the State of Delaware.

[Signature Page Follows]

IN WITNESS WHEREOF, SERVICER and PURCHASER have caused their names to be signed to this Service Agreement by their respective officers hereto duly authorized as of the day and year first above written.

SERVICER:

QUALITY COMPANIES LLC, formerly dba QUALITY EQUIPMENT SALES and QUALITY EQUIPMENT LEASING, LLC dba QUALITY EQUIPMENT SALES

By:
Name:	Leslie Tarble
Title:	Chief Financial Officer

PURCHASER:

19TH CAPITAL GROUP, LLC

By:
Name:	George Chasteen
Title:	President

EXHIBIT F

RESERVE ACCOUNT AGREEMENT

See attached.

RESERVE ACCOUNT AGREEMENT

This Reserve Account Agreement (this “Agreement”) is dated as of September 28, 2015, by and between Quality Companies, LLC, formerly dba Quality Equipment Sales, an Indiana limited liability company, and Quality Equipment Leasing, LLC, dba Quality Equipment Sales, a Delaware limited liability company, with a principal place of business located at 9702 E. 30th Street, Indianapolis, IN 46229 (hereinafter collectively “Seller”), and 19th Capital Group, LLC, a Delaware limited liability company with a principal place of business at 353 West Lancaster Avenue, Suite 300, Wayne, Pennsylvania 19087 (“Purchaser”).

WITNESSETH:

WHEREAS, Seller is a provider of transportation and logistics services and, in the ordinary course of Seller’s business, Seller, as lessor lender, enters into lease and finance agreements (each such agreement, a “Vehicle Lease” and together, collectively, “Vehicle Leases”) with independent owners-operators and fleets, as lessees or borrowers (collectively, “Independent Operators” or “Fleets”, and each, individually, an “Independent Operator” or “Fleet” or “Lessees” and each, individually, a “Lessee”) for the lease and/or financing and operation of delivery vehicles (“Delivery Vehicles”) used to provide distribution services to third-party corporate sponsors (collectively, “Corporate Sponsors”) and vehicles used by Fleets (“Fleet Vehicles”) (Delivery Vehicles and Fleet Vehicles may be referred to individually as a “Vehicle” and together as “Vehicles”);

WHEREAS,  Seller and Purchaser have entered into a certain Portfolio Purchase and Sale Agreement of even date herewith (the “Purchase Agreement”), pursuant to which Seller has sold and conveyed to Purchaser all of Seller’s right, title, and interest in and to certain unexpired Vehicle Leases for Delivery Vehicles entered into by Seller and Independent Operators prior to the date hereof (each such Lease a “Current Lease” and together, collectively, “Current Leases”), as more fully described in the Purchase Agreement;

WHEREAS, contemporaneously herewith, Seller and Purchaser are entering into a certain Program Agreement (the “Program Agreement”) and a Fleet Program Agreement (the “Fleet Program Agreement”) (together referred to as the “Program Agreements”), pursuant to which Seller will refer to Purchaser certain Independent Contractors and Fleets requiring financing or leasing of Vehicles and, subject to the terms and conditions of the Program Agreements, Purchaser will enter into Vehicle Leases with such Independent Contractors and Fleets for Vehicles; and in the future Seller and Purchaser may enter into additional Portfolio Purchase and Sale Agreements, pursuant to which Seller will sell and convey to Purchaser all of Seller’s right, title, and interest in and to certain Vehicle Leases for Delivery Vehicles entered into by Seller and Independent Operators (each such lease related to the Program Agreements or any future Portfolio Purchase and Sale Agreement, a “Future Lease” and, together with the Current Leases, collectively, “Leases” and each, individually, a “Lease”);

WHEREAS, also contemporaneously herewith, in connection with the Purchase Agreement and the Program Agreements, Seller and Purchaser are entering into a Service Agreement (the “Service Agreement”) pursuant to which Seller will service the Leases upon the terms and conditions set forth therein; and

WHEREAS, Seller and Purchaser desire to establish a Reserve Account (as defined below) for Purchaser’s benefit, which Reserve Account will be held to collateralize and provide recourse for potential future credit and asset losses experienced under the Current Leases contemplated by the Purchase Agreement (the “Initial Transaction”) and under Future Leases contemplated by the Program Agreements and any future Portfolio Purchase and Sale Agreement, upon the terms and conditions set forth in this Agreement.

NOW, THEREFORE, in consideration of the mutual promises herein provided, and other valuable consideration, the receipt and sufficiency of which is hereby acknowledged, and intending to be legally bound, the parties to this Agreement hereby agree as follows:

AGREEMENT:

ARTICLE I.  Creation and Funding of Reserve Account

1.1
(a)           As set forth in the Purchase Agreement, immediately upon the consummation of the transactions contemplated in the Purchase Agreement, Seller shall establish a reserve account on Seller’s Balance Sheet (such reserve account is hereinafter is hereinafter defined as the “Reserve Account”) in the initial amount of (i) ten percent (10%)  for transactions originated pursuant to the Program Agreement, and (ii)  5%  for transactions originated pursuant to the Fleet Program Agreement,  (or such other percentage as may be agreed to by the parties) of the Purchase Price paid to Seller by Purchaser under the Purchase Agreement (the “Initial Reserve Deposit”).

(b)           Pursuant to the Program Agreements, upon the execution and delivery of any Future Lease, an amount equal to (i) 10% for transactions originated pursuant to the Program Agreement, and (ii)  5%  for transactions originated pursuant to the Fleet Program Agreement,  (or such other percentage as may be agreed to by the parties) of the lessor’s capitalized cost under such Future Lease, as reasonably determined by Purchaser (without regard to any discounts in connection with the purchase of the Vehicle) (each such amount, a “Future Reserve Deposit”), shall be added to the Reserve Account.   Seller acknowledges and agrees that no payment shall be made to and no funds shall be deposited with Seller with respect to any Future Reserve Deposit. As used herein, the “Reserve Balance” at any time shall be the sum of the Initial Reserve Deposit, plus each Future Reserve Deposit, minus any disbursements made in accordance with the terms of this Agreement or the Service Agreement.

1.2           Seller shall administer the Reserve Account upon the terms and conditions set forth in this Agreement.  The parties acknowledge that the Reserve Account is established pursuant to this Agreement to establish and determine Seller’s recourse liability to Purchaser for Purchaser’s credit and asset losses under the Purchase Agreement and reserves for credit and asset losses with respect to the Future Leases, as more fully described herein. Seller shall keep a detailed accounting of all debits and credits to the Reserve Account and shall make available to Purchaser an accounting of such Reserve Balance on a monthly basis, or as otherwise agreed to by the parties.  The total amount of the Reserve Balance credited to the Reserve Account at any time is part of the calculation of Seller’s recourse liability for potential payments that may become due to Purchaser pursuant to the Purchase Agreement, any future Portfolio Purchase and Sale Agreements, and the Program Agreements and is not intended to be a pre-funded cash reserve.  Except as expressly provided herein, Seller is not required to set aside or segregate any funds or other assets, including, without limitation any portion of the Purchase Price, to pre-fund or otherwise secure the Reserve Account.

2

1.3           The Reserve Account shall be established by Seller on the terms and subject to the provisions set forth herein for the benefit of the Transactions acquired through the Purchase Agreement and originated pursuant to any future Portfolio Purchase and Sale Agreements and the Program Agreements. The parties agree that any losses experienced by Purchaser exceeding the Reserve Account shall be Purchaser’s sole responsibility, as set forth in the Purchase Agreement, any future Portfolio Purchase and Sale Agreements and the Program Agreements.

1.4           In the event any one or more of the following defaults occurs and continues ten (10) days after receipt of notice of the occurrence of said default from Purchaser, then Seller shall, without any further notice or demand from Purchaser fund the full amount of the Reserve Balance into an escrow account for the benefit of Purchaser and shall execute and deliver to Purchaser any agreements, documents, and/or instruments required by Purchaser to perfect Purchaser’s lien on and security interest in such escrow account:

(a)	a change in control of the Seller; and

(b)	upon the occurrence of any events described in Section 5 (Termination of Servicing) of the Service Agreement.

ARTICLE II.  Maintenance and Distribution of Reserve Account

2.1           Seller’s responsibility to establish and keep an accounting of the funds comprising the Reserve Account shall commence upon the receipt by Seller of the Initial Reserve Deposit. Except as expressly provided herein, Seller shall not be required to hold the Reserve Account in any segregated account, or in an interest bearing account. This Agreement shall continue in full force and effect until (i) the termination of all Leases, (ii) the disposition of all Vehicles subject to such Leases, (iii) the payment of all recourse amounts as outlined in the Service Agreement, and (iv) the satisfaction of all duties and obligations of Seller under the Purchase Agreement, the Service Agreement, this Agreement, any future Portfolio Purchase and Sale Agreements and the Program Agreements, at which time this Agreement shall terminate.

2.2           Debit or “draws” from the Reserve Account shall be made by Seller for the following reasons:

(a)
The difference between (i) the unamortized lease balance (in the case of any Lease providing for a nominal purchase option at expiration of the Lease), plus the anticipated residual value of the Vehicle, to the extent applicable (in the case of any Lease providing for the ability of the lessee thereunder to purchase such Vehicle at a price which is not nominal or return the Vehicle upon expiration of the Lease), in each case, as reasonably determined by the Purchaser, and (ii) the net sale proceeds of the  Vehicle, upon expiration or earlier termination of a Lease shall be paid to Purchaser; provided, however, that, if a Vehicle has not been sold within forty-five (45) days after such expiration or early termination of the applicable Lease, then the net sales proceeds of such Vehicle shall be deemed to be zero ($0.00); and

3

(b)	All expenses incurred by Seller in connection with the sale or disposition of a Vehicle subject to a Lease (“Covered Expenses”) shall be paid to Seller; and

(c)	Such other reasons, as mutually agreed to by the parties.

Examples of the above waterfall for cash from the sale/disposal of a Vehicle

4

2.3           Upon submission by Purchaser of a demand based upon the payments to be made under the Service Agreement, with reasonable evidence of the losses, costs or expenses incurred or deemed to have been incurred by Purchaser, Seller shall promptly, and, in any event, within five business days, remit to Purchaser by wire transfer of immediately available funds to an account specified by Purchaser, the full amount of such payment under the Service Agreement.

2.4           Other than to rely upon Seller as servicer to make commercially reasonable efforts to obtain possession of any Vehicle subject to a Lease following a default thereunder or the expiration thereof, Purchaser shall not be required to pursue any remedies or rights available to Purchaser under such Lease or applicable law, including without limitation, instituting any law suit or other legal claim against any Lessee prior to making a demand.

2.5           If a Vehicle is sold upon the maturation or termination of a Lease for an amount in excess of the Seller’s then Net Book Value of the Vehicle and all expenses incurred in connection with the sale or disposition of the Delivery Vehicle, the excess amount shall be equally shared between Seller and Purchaser in accord with the Purchase Agreement, the Program Agreements, and the Service Agreement, as may be applicable, and shall not result in the replenishment of the Reserve Account.

ARTICLE III.  General Provisions

3.1           All notices, demands and other communications authorized or required by this Agreement shall be in writing, shall be delivered by personal delivery, by facsimile, by email or by overnight delivery service and shall be delivered to each party at the following addresses (or at such other address as any party may designate in writing to the other parties):

If to Seller:
Quality Equipment Leasing, LLC
Attn: Danny Williams, COO
9702 East 30th Street
Indianapolis, IN 46229
Email: dwilliams@celadontrucking.com

If to Purchaser:
19th Capital Group, LLC
353 West Lancaster Avenue, Suite 300
Wayne, Pennsylvania 19087
Attn: Jeffrey R. Larsen
Email: jeff@larsenmaccoll.com

3.2           This Agreement, including all referenced documents and appendices, constitutes the entire agreement of the parties with reference to the subject matter hereof. It supplements but does not supersede the Purchase Agreement, any future Portfolio Purchase and Sale Agreements, the Service and the Program Agreements and accompanying documents.  The terms of this Agreement may not be changed, waived or modified except by written agreement signed by both parties specifically stating that such writing is an amendment to this Agreement, or by supplements hereto as agreed to by the parties.

5

3.3           Failure by either party to insist upon the other party’s performance under this Amended Agreement or to exercise any rights or privilege herein shall not be a waiver of any of the rights or privileges provided for in this Amended Agreement.

3.4           There shall be no assignment or transfer, in whole or in part, of any right, duty, responsibility or obligation contained in this Agreement, unless such assignment or transfer is agreed to by both parties in writing; provided, however, that Purchaser may, without notice to Seller, assign any and all of its rights and obligations under this Agreement, including, without limitation, to a trust established by Purchaser to hold any Leases and/or titles to Vehicles subject thereto, and to one or more parties providing financing for the purchase of the Current Leases or the origination of the Future Leases.

3.5           Seller and Purchaser acknowledge that Seller will act as servicer with respect to the Current Leases and the Future Leases pursuant to the Service Agreement, and any Covered Expenses incurred by Seller in such capacity as servicer with respect to any such Lease shall constitute Covered Expenses for all purposes of this Agreement.  In addition to the foregoing, Seller and Purchaser agree that, in the event Purchaser terminates Seller as servicer with respect to any or all Leases pursuant to Section 5 of the Service Agreement, any and all fees and expenses incurred by the replacement servicer in connection with any such Lease(s) shall constitute Covered Expenses for all purposes of this Agreement.

3.6           This Agreement shall be interpreted under the laws of the State of Delaware, without giving effect to its conflict of laws provision. Any legal actions regarding the interpretation or the subject matter herein shall be brought in the State Court sitting in State of Delaware or in the United States District Court for the State of Delaware.

3.7           The terms of this Agreement and its conditions, provisions and all information herein shall not be disclosed by either party to persons other than its directors, officers, employees, agents, attorneys, accountants and auditors. The provisions of this paragraph shall survive termination, expiration or cancellation of this Agreement. Nothing herein shall restrict a party from disclosing any portion of such information on a restricted basis pursuant to a judicial or other lawful governmental order and Purchaser may disclose the terms and conditions of this Agreement to any party in connection with arranging financing for the purchase of the Current Leases or the origination of the Future Leases.

3.8           If any of the provisions of this Agreement is held to be unenforceable or invalid by any arbitrator or court or tribunal of competent jurisdiction, the validity and enforceability of the remaining provisions shall not be affected thereby and the rights and obligations of the parties under this Agreement shall be reduced only so much as necessary to remove the illegality.

6

3.9           This Agreement may be executed in any number of counterparts with the same effect as if all such parties executed the same document.  The parties hereto may deliver executed signature pages to this Agreement by facsimile or electronic mail transmission, such signatures shall be treated as, and have the effect of, an original document.  Each person signing below verifies that they have the authority to bind their respective party.

[Signature Page Follows]

7

IN WITNESS WHEREOF, Seller and Purchaser, by and through their duly authorized representatives, have executed this Reserve Account Agreement in duplicate, each copy for all purposes to be deemed an original, as of the date first above written.

QUALITY COMPANIES LLC, formerly dba QUALITY EQUIPMENT SALES and QUALITY EQUIPMENT LEASING, LLC dba QUALITY EQUIPMENT SALES

By:
Name:	Leslie Tarble
Title:	Chief Financial Officer

19TH CAPITAL GROUP, LLC

By:
Name:	George Chasteen
Title:	President

Back to Form 10-Q